UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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The Walt Disney Company

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January 11, 2008

Dear Fellow Shareholder,

I am pleased to invite you to our 2008 Annual Meeting of shareholders, which will be held on Thursday, March 6, 2008, at 10 a.m. at the Albuquerque Convention Center in Albuquerque, New Mexico.

At the meeting, we will be electing all 12 members of our Board of Directors, as well as considering ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants, an amendment to our stock incentive plan and approval of terms of our executive performance plan.

You may vote your shares using the Internet or the telephone by following the instructions on the enclosed proxy card or voting instruction form. Of course, you may also vote by returning the enclosed proxy card or voting instruction form.

If you wish to attend the meeting in person, you will need to request an admission ticket in advance. You can request a ticket by following the instructions set forth on page 68 of the proxy statement. If you cannot attend the meeting, you can still listen to the meeting, which will be webcast and available on our Investor Relations website.

Thank you very much for your continued interest in The Walt Disney Company.

Sincerely,

Robert A. Iger

President and Chief Executive Officer

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

500 South Buena Vista Street

Burbank, California 91521

January 11, 2008

Notice of Meeting

The 2008 Annual Meeting of shareholders of The Walt Disney Company will be held at the Albuquerque Convention Center, 401 2nd Street, N.W., Albuquerque, New Mexico, on Thursday, March 6, 2008, beginning at 10:00 a.m. The items of business are:

1.	Election of 12 Directors, each for a term of one year.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal 2008.

3.	Approval of an amendment to the Company’s Amended and Restated 2005 Stock Incentive Plan.

4.	Approval of terms of the Company’s Amended and Restated 2002 Executive Performance Plan.

Shareholders of record of Disney common stock (NYSE: DIS) at the close of business on January 7, 2008, are entitled to vote at the meeting and any postponements or adjournments of the meeting. A list of these shareholders is available at the offices of the Company in Burbank, California.

Alan N. Braverman

Senior Executive Vice President, General Counsel

and Secretary

Important Notice Regarding the Availability of

Proxy Materials for the Shareholder

Meeting to be Held on March 6, 2008

The proxy statement and annual report to shareholders and the means to vote by Internet are available at www.disney.com/investors.

Your Vote is Important

Please vote as promptly as possible

by using the Internet or telephone or

by signing, dating and returning the enclosed Proxy Card

If you plan to attend the meeting, you must request an admission ticket in advance following the instructions set forth on page 68 of this proxy statement. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than February 29, 2008. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

1	Introduction

1	Corporate Governance and Board Matters

1	Corporate Governance Guidelines and Code of Ethics

1	Chairman of the Board

2	Committees

4	Director Independence

4	Director Selection Process

5	Board Compensation

12	Certain Relationships and Related Person Transactions

14	Shareholder Communications

15	Executive Compensation

15	Compensation Committee Report

15	Compensation Discussion and Analysis

30	Compensation Tables

50	Audit-Related Matters

50	Audit Committee Report

51	Policy for Approval of Audit and Permitted Non-audit Services

51	Auditor Fees and Services

51	Items to Be Voted On

51	Election of Directors

55	Ratification of Appointment of Independent Registered Public Accountants

55	Approval of an Amendment to the Amended and Restated 2005 Stock Incentive Plan

64	Approval of Amended Terms of the Amended and Restated 2002 Executive Performance Plan

67	Other Matters

67	Information About Voting and the Meeting

67	Shares Outstanding

67	Voting

68	Attendance at the Meeting

69	Other Information

69	Stock Ownership

70	Section 16(a) Beneficial Ownership Reporting Compliance

70	Electronic Delivery of Proxy Materials and Annual Report

70	Reduce Duplicate Mailings

70	Proxy Solicitation Costs

Annexes

A-1	Annex A—Amended and Restated 2002 Executive Performance Plan

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

500 South Buena Vista Street

Burbank, California 91521

January 11, 2008

Introduction

This proxy statement contains information relating to the annual meeting of shareholders of The Walt Disney Company to be held on Thursday, March 6, 2008, beginning at 10:00 a.m. local time, at the Albuquerque Convention Center, Albuquerque, New Mexico. It is being mailed to shareholders beginning on or about January 11, 2008. For information on how to vote your shares, see the instructions included on the enclosed proxy card or instruction form and under “Information About Voting and the Meeting” on page 67.

Corporate Governance and Board Matters

There are currently 12 members of the Board of Directors:

Susan E. Arnold John E. Bryson John S. Chen Judith L. Estrin Robert A. Iger Steven P. Jobs	Fred H. Langhammer Aylwin B. Lewis Monica C. Lozano Robert W. Matschullat John E. Pepper, Jr. Orin C. Smith

The Board met seven times during fiscal 2007. Each Director other than Mr. Jobs attended at least 75% of all of the meetings of the Board and Committees on which he or she served, and average attendance was approximately 93%. All but two of the Directors who were serving at the time attended the Company’s 2007 annual shareholders meeting. Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending annual and special meetings of the shareholders of the Company, the Board and Committees of which he or she is a member.

Corporate Governance Guidelines and Code of Ethics

The Board of Directors has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board, assisted by its Committees, directs the affairs of the Company. The Guidelines address, among other things, the composition and functions of the Board of Directors, director independence, stock ownership by and compensation of Directors, management succession and review, Board Committees and selection of new Directors.

The Company has Standards of Business Conduct, which are applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Board has a separate Code of Business Conduct and Ethics for Directors, which contains provisions specifically applicable to Directors.

The Corporate Governance Guidelines, the Standards of Business Conduct and the Code of Business Conduct and Ethics for Directors are available on the Company’s Investor Relations website under the “Corporate Governance” heading at www.disney.com/investors and in print to any shareholder who requests them from the Company’s Secretary. If the Company amends or waives the Code of Business Conduct and Ethics for Directors, or the Standards of Business Conduct with respect to the chief executive officer, principal financial officer or principal accounting officer, it will post the amendment or waiver at the same location on its website.

Chairman of the Board

John Pepper became non-executive Chairman of the Board effective January 1, 2007. The Chairman of the Board organizes Board activities to enable the Board to effectively provide guidance to and oversight and accountability of management. To fulfill that role, the Chairman, among other things: creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board; provides the Chief Executive Officer ongoing direction as to Board

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

needs, interests and opinions; and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chairman include:

•

Presiding over all meetings of the Board of Directors and shareholders, including regular executive sessions of the Board in which management Directors and other members of management do not participate;

•	Establishing the annual agenda of the Board and agendas of each meeting in consultation with the chief executive officer;

•	Advising Committee chairs, in consultation with the chief executive officer, on meeting schedules, agenda and information needs for the Board committees;

•	Defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;

•	Coordinating periodic review of management’s strategic plan for the Company;

•	Leading the Board review of the succession plan for the chief executive officer and other key members of senior management;

•	Coordinating the annual performance review of the chief executive officer and other key senior managers;

•	Consulting with Committee Chairs about the retention of advisors and experts;

•	Acting as the principal liaison between the independent directors and the chief executive officer on sensitive issues;

•

Working with the Governance and Nominating Committee to develop and maintain the agreed-on definitions of the role of the Board and the organization, processes and governance guidelines necessary to carry it out;

•

After consulting with other Board members and the chief executive officer, making recommendations to the Governance and Nominating Committee as to the membership of various Board Committees and Committee Chairs;

•	Working with management on effective communication with shareholders, including being available for consultation and direct communication upon the reasonable request of major shareholders;

•	Encouraging active participation by each member of the Board; and

•	Performing such other duties and services as the Board may require.

The Company’s Corporate Governance Guidelines specify that the Chairman of the Board will be an independent Director unless the Board determines that the best interests of the shareholders would be otherwise better served, in which case the Board will disclose in the Company’s proxy statement the reasons for a different arrangement and appoint an independent director as Lead Director with duties and responsibilities detailed in the Corporate Governance Guidelines.

Committees

The Board of Directors has four standing committees: Audit, Governance and Nominating, Compensation and Executive. Information regarding these committees is provided below. The charters of the Audit, Governance and Nominating and Compensation Committees are available on the Company’s Investor Relations website under the “Corporate Governance” heading at www.disney.com/investors and in print to any shareholder who requests them from the Company’s Secretary.

The members of the Audit Committee are:

Robert W. Matschullat (Chair)

John E. Pepper, Jr.

Orin C. Smith

The functions of the Audit Committee are described below under the heading “Audit Committee Report.” The Audit Committee

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

met ten times during fiscal 2007. All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Board has determined that Mr. Matschullat, the chair of the Committee, and Messrs. Pepper and Smith are qualified as audit committee financial experts within the meaning of SEC regulations, and that they have accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange.

The members of the Governance and Nominating Committee are:

Judith L. Estrin

Aylwin B. Lewis

Monica C. Lozano (Chair)

John E. Pepper, Jr.

The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee assists the Board in developing criteria for open Board positions, reviews background information on potential candidates and makes recommendations to the Board regarding such candidates. The Committee also reviews and approves transactions between the Company and Directors, officers, 5% stockholders and their affiliates under the Company’s Related Person Transaction Approval Policy, supervises the Board’s annual review of Director independence and the Board’s annual self-evaluation, makes recommendations to the Board with respect to Committee assignments and oversees the Board’s director education practices. The Committee met four times during fiscal 2007. All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The members of the Compensation Committee are:

Susan E. Arnold

John S. Chen

Fred H. Langhammer (Chair)

Aylwin B. Lewis

The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s chief executive officer, evaluating the performance of the chief executive officer and, either as a committee or together with the other independent members of the Board, determining and approving the compensation level for the chief executive officer and making recommendations regarding compensation of other executive officers and certain compensation plans to the Board (the Board has delegated to the Committee the responsibility for approving these arrangements). Additional information on the roles and responsibilities of the Compensation Committee is provided under the heading “Compensation Discussion and Analysis,” below. In fiscal 2007, the Compensation Committee met ten times. All of the members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The members of the Executive Committee are:

Robert A. Iger

John E. Pepper, Jr. (Chair)

The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Delaware law to the Board. In practice, the Committee’s actions are generally limited to matters such as the authorization of transactions including corporate credit facilities and borrowings. In fiscal 2007, the Executive Committee held no meetings but took action by unanimous written consent on one occasion.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Director Independence

The provisions of the Company’s Corporate Governance Guidelines regarding Director independence meet and in some areas exceed the listing standards of the New York Stock Exchange. These provisions are included in the Company’s Corporate Governance Guidelines, which are available on the Company’s Investor Relations website under the “Corporate Governance” heading at www.disney.com/investors.

Pursuant to the Guidelines, the Board undertook its annual review of Director independence in November 2007. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Person Transactions” below. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that all of the Directors nominated for election at the annual meeting are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Robert Iger, John Bryson and Steven Jobs. Mr. Iger is considered an inside Director because of his employment as a senior executive of the Company. Mr. Bryson is considered a non-independent outside Director as a result of the dollar amount of business transactions during fiscal 2007 between the Company and its subsidiaries and Lifetime Entertainment Television, a company that employs Mr. Bryson’s wife in an executive capacity. During fiscal

2007, Lifetime acquired programming and purchased advertising time from, and sold advertising time to, Company subsidiaries in an aggregate amount that exceeded 2% of Lifetime’s total revenues for that year. Additional information regarding compensation provided to Mr. Bryson’s wife appears under “Certain Relationships and Related Person Transactions” below. Mr. Jobs is considered a non-independent outside director because during fiscal 2006 the Company acquired Pixar, of which Mr. Jobs was chairman and chief executive officer and the beneficial owner of 50.6% of the issued and outstanding equity.

The Board had also determined in November 2006 that George J. Mitchell and Leo J. O’Donovan, who were each Directors for a portion of fiscal year 2007, were independent.

In determining the independence of each Director, the Board considered the following relationships, which it determined were immaterial to the Directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have during the last three years sold products and services to, and/or purchased products and services from or made contributions to, companies or institutions at which some of our Directors were officers or employees during fiscal 2007. In each case, the amount paid to or received from these companies in each of the last three years did not approach the 2% of total revenue threshold in the Guidelines. The Board determined that none of the relationships it considered impaired the independence of the Directors.

Director Selection Process

Working closely with the full Board, the Governance and Nominating Committee develops criteria for open Board positions, taking into account such factors as it deems appropriate, which may include: the current composition of the Board; the range of talents, experiences and skills that would best complement those already represented on the Board; the balance of management and independent Directors; and the need for financial or other speci-

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

alized expertise. Applying these criteria, the Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee retains a third-party executive search firm to identify and review candidates upon request of the Committee from time to time.

Once the Committee has identified a prospective nominee—including prospective nominees recommended by shareholders—it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Committee takes into account the information provided to the Committee with the recommendation of the candidate, as well as the Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Committee deems appropriate. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the criteria that the Committee has established. If the Committee determines, in consultation with the Chairman of the Board and other Directors as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, as well as the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s shareholders, employees, customers, guests and communities; and

•	the willingness of the prospective nominee to meet the minimum equity interest holding guideline set out in the Company’s Corporate Governance Guidelines.

If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report.

A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Company’s bylaws relating to shareholder nominations as described in “Shareholder Communications” below.

Board Compensation

Under the Company’s Corporate Governance Guidelines, non-employee Director compensation is determined annually by the Board of Directors acting upon the recommendation of the Compensation Committee. Directors who are also employees of the Company receive no additional compensation for service as a

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Director. The following table describes compensation for non-employee Directors for fiscal 2007:

Annual Board retainer	$65,000
Annual committee retainer[1]	$10,000
Annual committee chair retainer[2]	$15,000
Annual deferred stock unit grant	$60,000
Annual retainer for Board Chairman[3]	$500,000
Annual stock option grant	6,000 shares
[1]	Per committee.
[2]	This is in addition to the annual committee retainer the Director receives for serving on the committee.
[3]	In lieu of all other Director compensation except the annual stock option grant. Paid in shares of Company common stock.

At Mr. Jobs request, the Board has excluded Mr. Jobs from receiving compensation as a Director.

The Company does not provide retirement benefits to any non-employee Directors who served during fiscal 2007.

During fiscal 2007, Directors who held stock units or stock options also received restricted stock units (or, in the case of Directors who had retired prior to June 27, 2007, cash) as compensation for the dilutive effect of the Company’s spin-off of the ABC Radio business as provided under the plans under which they received the equity awards.

Unless the Board exempts a Director, each Director is required to retain at all times stock representing no less than 50% of the after-tax value of exercised options and shares received upon distribution of deferred stock units until he or she leaves the Board. The Company’s Corporate Governance Guidelines also encourage Directors to own, or acquire within three years of first becoming a Director, shares of common stock of the Company (including stock units received as Director compensation) having a market value of at least $100,000.

The following table identifies the compensation paid during fiscal 2007 to each person who is currently a non-employee Director and two persons who served as non-employee Directors but retired during the fiscal year. Information regarding the amounts in each column follows the table.

DIRECTOR COMPENSATION FOR FISCAL 2007
	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Susan E. Arnold	$31,113	$24,890	—	—	$56,003
John E. Bryson	65,000	80,772	$56,367	$1,946	204,085
John S. Chen	75,000	68,104	48,206	5,016	196,326
Judith L. Estrin	83,264	76,492	56,367	7,668	223,791
Steven P. Jobs	—	—	—	—	—
Fred H. Langhammer	85,042	67,027	31,886	2,220	186,175
Aylwin B. Lewis	85,000	68,267	48,206	536	202,009
Monica C. Lozano	94,361	79,138	56,367	12,298	242,164
Robert W. Matschullat	90,000	74,699	52,235	2,406	219,340
John E. Pepper, Jr. (Chairman)	23,750	395,269	20,036	832	439,887
Orin C. Smith	75,000	62,594	20,036	783	158,413

Retired Directors
George J. Mitchell (former Chairman)	—	$125,000	$100,910	$162,435	$388,345
Leo J. O'Donovan, SJ	$32,708	26,167	155,990	148,152	363,017

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Fees Earned or Paid in Cash.     The annual Board retainer and annual committee and committee-chair retainers are payable in cash at the end of each quarter. The Company’s Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan allows non-employee Directors to elect each year to receive all or part of their retainers in Disney stock or to defer all or part of this compensation until after their service as a Director ends. Directors who elect to receive stock instead of cash but who do not defer their compensation are credited each quarter with a dollar amount equal to fees earned that quarter and receive shares after the end of each calendar year based on the average of the fair market value of shares of the Company’s common stock at the end of each quarter. Directors who elect to defer their compensation may also elect to receive cash or stock. Directors who elect to receive deferred compensation in cash receive a credit each quarter, and the balance in their deferred cash account earns interest at an annual rate equal to the Moody’s Average Corporate (Industrial) Bond Yield, adjusted quarterly.

For fiscal 2007, the average interest rate was 6.01%. Interest earned on deferred amounts is included in the “All Other Compensation” column. Directors who elect to receive deferred compensation in stock receive stock units each quarter and shares of stock are distributed with respect to these units after their service as a Director ends.

This column sets forth amounts payable in cash on a current basis, whether paid currently or deferred by the Director to be paid in cash or shares after their service ends. None of the Directors elected to receive stock on a current basis for fiscal 2007. This column does not include fees paid for service as Chairman of the Board, as those fees are required to be paid in the form of shares of stock distributed to the Chairman after the end of the calendar year in which they were earned and are therefore included in the “Stock Awards” column. Amounts earned and deferred in prior years by retired Directors but distributed in fiscal 2007 following their retirement are not included.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

The following table identifies for each Director the dollar amount included in the “Fees Earned or Paid in Cash” column received in cash, the dollar amount deferred to be paid in cash, and the number and dollar value of stock units received as deferred compensation. The number of units awarded is equal to the dollar amount of fees accruing each quarter divided by the average over the last ten trading days of the quarter of the average of the high and low trading price for shares of Company common stock on each day in the ten-day period.

FORM OF RECEIPT OF DIRECTOR FEES FOR FISCAL 2007
		Deferred Fees
	Fees Paid Currently in Cash	To be Paid in Cash	To be Paid in Stock
			Number of Units	Value of Units
Susan E. Arnold	—	—	908	$31,113
John E. Bryson	—	—	1,889	65,000
John S. Chen	$37,500	—	1,090	37,500
Judith L. Estrin	83,264	—	—	—
Steven P. Jobs	—	—	—	—
Fred H. Langhammer	—	66,292	544	18,750
Aylwin B. Lewis	42,500	—	1,235	42,500
Monica C. Lozano	—	69,361	725	25,000
Robert W. Matschullat	—	—	2,615	90,000
John E. Pepper, Jr.	—	—	689	23,750
Orin C. Smith	75,000	—	—	—

Retired Directors
George J. Mitchell	—	—	—	—
Leo J. O'Donovan, SJ	$32,708	—	—	—

Stock Awards.    This column sets forth the dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company in fiscal 2007 with respect to:

•	the annual deferred stock unit grant;

•	for the Chairman of the Board, shares awarded with respect to the annual retainer; and

•	stock units and restricted stock units awarded as compensation for the dilutive effect of the ABC Radio spin-off.

The accounting charge for compensation expense incurred by the Company is calculated using the average of the high and low trading prices on the date of grant. Except for restricted stock units awarded as compensation for the dilutive effect of the ABC Radio spin-off, all charges relating to stock unit grants are reflected in the fiscal year the grant is made because they are immediately vested. A portion of the charge for restricted stock units awarded as compensation for the dilutive effect of the ABC Radio spin-off will be reflected in fiscal 2008 and these amounts are not included in the table.

The number of shares awarded to each Director was calculated by dividing the amount payable with respect to a quarter by the average over the last ten trading days of the quarter of the average of the high and low trading price on each day, except that the number of units awarded as compensation for the dilutive effect of the ABC Radio spin-off was determined using the average of the high and low trading prices on June 27, 2007, the date

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

the units were awarded. The following table identifies the number of stock units and restricted stock units awarded to each Director during fiscal 2007.

DIRECTOR STOCK UNIT AWARDS FOR FISCAL 2007
Stock Units and Restricted Stock Units Awarded
Susan E. Arnold	727
John E. Bryson	2,499
John S. Chen	2,110
Judith L. Estrin	2,351
Steven P. Jobs	—
Fred H. Langhammer	2,057
Aylwin B. Lewis	2,115
Monica C. Lozano	2,451
Robert W. Matschullat	2,320
John E. Pepper, Jr.	11,571
Orin C. Smith	1,898

Retired Directors
George J. Mitchell	3,625
Leo J. O'Donovan, SJ	757

One fourth of the annual deferred stock unit grant and annual retainer is awarded at the end of each quarter. Shares with respect to annual deferred stock unit grants are distributed to the Director on the second anniversary of the award date, whether or not the Director is still a Director on the date of distribution. Shares with respect to deferred annual retainers are distributed after the Director’s service on the Board ends. Shares with respect to the annual retainer for the Chairman of the Board are distributed after the end of the calendar year in which they are earned. Stock units awarded to compensate for the dilutive effect of the ABC Radio spin-off on outstanding stock units are converted to shares of common stock at the same time the underlying units are converted. Units awarded to compensate for the dilutive effect of the transaction on outstanding stock options vest on a date that is the number of days after the date of the award equal to the weighted average number of days remaining until the underlying options vest.

At the end of any quarter in which dividends are distributed to shareholders, Directors receive additional stock units with a value (based on the average of the high and low trading prices of Disney stock averaged over the last ten trading days of the quarter) equal to the amount of dividends they would have received on all stock units held by them at the end of the prior quarter. Shares with respect to these additional units are distributed when the underlying units are distributed. Units awarded in respect of dividends are included in the fair value of the stock units when the units are initially awarded and therefore are not included in the tables above, but they are included in the total units held at the end of the fiscal year in the following table.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

The following table sets forth all stock units and restricted stock units held by each Director as of the end of fiscal 2007. The table includes stock units earned during the fourth quarter of fiscal 2007 even though they did not accrue until the day following the close of the fiscal year, and excludes previously issued units that were converted to shares on that date. All stock units are fully vested when granted, but shares are distributed with respect to the units only later, as described above. Stock units in this table are included in the share ownership table on page 69 except to the extent they may have been distributed as shares and sold prior to January 7, 2008. Restricted stock units vest on the date shown and are included in the share ownership table on page 69 to the extent they vest prior to March 8, 2008.

DIRECTOR STOCK UNIT HOLDINGS AT THE END OF FISCAL 2007
	Stock Units	Restricted Stock Units	Vesting Date
Susan E. Arnold	1,635	—	—
John E. Bryson	23,884	451	4/24/2008
John S. Chen	9,133	250	12/10/2008
Judith L. Estrin	3,971	551	2/12/2008
Steven P. Jobs	—	—	—
Fred H. Langhammer	9,502	185	4/14/2009
Aylwin B. Lewis	9,572	250	12/10/2008
Monica C. Lozano	19,255	451	4/24/2008
Robert W. Matschullat	20,347	323	9/1/2008
John E. Pepper, Jr.	15,766	122	9/9/2009
Orin C. Smith	3,333	122	9/9/2009
Retired Directors
George J. Mitchell	12,189	—	—
Leo J. O'Donovan, SJ	2,945	—	—

Option Awards.    This column sets forth the dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company in fiscal 2007 with respect to options awarded to Directors. The fair value of the options on the date of their award is calculated based on the provisions of FAS 123R. The Black-Scholes option pricing model was used to estimate the fair value of options issued prior to 2006; the binomial model was used to estimate the fair value of options issued after 2005. The assumptions used in estimating the fair value of options are set forth in footnote 11 to the Company’s Audited Financial Statements for fiscal year 2007. The accounting charge reported in the table excludes a portion of the fair value of options awarded in fiscal 2007 to reflect the fact that vesting of the options occurs in future years and it includes amounts with respect to options awarded in prior years to reflect the fact that vesting occurs in or after fiscal 2007.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

The following table sets forth, for each Director, the fair value of option awards received by Directors in fiscal 2007 and the amount included in the “Options Awards” column with respect to prior-year grants and this year’s grant.

DIRECTOR OPTION VALUES FOR FISCAL 2007

		Amount Reported in Fiscal 2007 Attributable to
	Grant Date Fair Value of Fiscal 2007 Awards	Prior- Year Awards	Fiscal 2007 Awards
Susan E. Arnold	—	—	—
John E. Bryson	$55,080	$48,331	$8,036
John S. Chen	55,080	40,170	8,036
Judith L. Estrin	55,080	48,331	8,036
Steven P. Jobs	—	—	—
Fred H. Langhammer	55,080	23,850	8,036
Aylwin B. Lewis	55,080	40,170	8,036
Monica C. Lozano	55,080	48,331	8,036
Robert W. Matschullat	55,080	44,199	8,036
John E. Pepper, Jr.	55,080	12,000	8,036
Orin C. Smith	55,080	12,000	8,036
Retired Directors
George J. Mitchell	—	$100,910	—
Leo J. O'Donovan, SJ	$55,080	100,910	$55,080

The amount attributable to prior-year awards for Senator Mitchell and Father O’Donovan include amounts relating to options that vested as a result of their retirement due to the fact that they had satisfied the requisite service conditions for vesting.

Each Director and retired Director identified in the table above received an option for 6,000 shares on March 1, 2007, except for Ms. Arnold and Senator Mitchell, who were not Directors on that date, and Mr. Jobs, who does not receive director compensation. The exercise price of the options granted in fiscal 2007 is $34.01 (the average of the high and low prices reported on the New York Stock Exchange on the date of grant; the closing price on that date was $34.39). The options vest in equal installments over five years and have a ten-year term. If a Director ends his or her service by reason of mandatory retirement pursuant to the Board’s retirement or tenure policy or permanent disability, the options continue to vest in accordance with their original schedule. If service ends by reason of death, the options vest immediately. In any of the foregoing cases, the options remain exercisable for five years following termination or until the original expiration date of the option, whichever is sooner. In all other cases, options cease to vest upon termination and all options must be exercised within three months of termination.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

The following table sets forth the aggregate number of stock options outstanding for each Director at the end of Fiscal 2007.

DIRECTOR OPTION HOLDINGS AT THE END OF FISCAL 2007
Number of Shares Underlying Options Held
Susan E. Arnold	—
John E. Bryson	42,000
John S. Chen	24,000
Judith L. Estrin	54,000
Steven P. Jobs	—
Fred H. Langhammer	18,000
Aylwin B. Lewis	24,000
Monica C. Lozano	42,000
Robert W. Matschullat	30,000
John E. Pepper, Jr.	12,000
Orin C. Smith	12,000
Retired Directors
George J. Mitchell	54,000
Leo J. O'Donovan, SJ	60,000

All Other Compensation.    To encourage Directors to experience the Company’s products, services and entertainment offerings personally, the Board has adopted a policy, that, subject to availability, entitles each non-employee Director (and his or her spouse, children and grandchildren) to use Company products, attend Company entertainment offerings and visit Company properties (including staying at resorts, visiting theme parks and participating in cruises) at the Company’s expense, up to a maximum of $15,000 in fair market value per calendar year plus reimbursement of associated tax liabilities. In addition, the Company reimburses Directors for the travel expenses of or provides transportation on Company aircraft for immediate family members of Directors if the family members are specifically invited to attend events for appropriate business purposes and allows family members (including domestic partners) to accompany Directors traveling on company aircraft for business purposes on a space available basis. The value of these benefits is not included in the table as permitted by SEC rules because the aggregate incremental cost to the Company of providing the benefits did not exceed $10,000 for any Director. The reimbursement of associated tax liabilities is included in the table above, and exceeded $10,000 for one former Director, Senator Mitchell, who received $14,069 in reimbursement of tax liabilities with respect to services and products he received that had a value to him of $15,000 but an incremental cost to the Company of less than $10,000. The column also includes charitable contributions of $125,000 each made by the Company to organizations supported by Senator Mitchell and Father O’Donovan in connection with their retirement as Directors of the Company. The column also includes all interest earned on deferred cash compensation, which was less than $10,000 for each Director except for Ms. Lozano, for whom interest earned totaled $11,293, and includes cash payments and deferred cash accruals as compensation for the dilutive effect of the ABC Radio spin-off awarded to Senator Mitchell and Father O’Donovan of $23,366 and $21,740, respectively.

Certain Relationships and Related Person Transactions

The Board of Directors has adopted a written policy for review of transactions involving more than $120,000 in any fiscal year in which the Company is a participant and in which any Director, executive officer, holder of more than 5% of our outstanding shares or any immediate family member of any of these persons has a direct or indirect material interest. Directors, 5% shareholders and executive officers are required to inform the Company of any such transaction promptly after they become aware of it, and the Company collects information from Directors and executive officers about their affiliations and affiliations of their family members so the Company can search its records for any such transactions. Transactions are presented to the Governance and Nominating Committee of the Board (or to the Chairman of the Committee if the Committee delegates this responsibility) for approval before they are entered into or, if this is not

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

possible, for ratification after the transaction has been entered into. The Committee approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company, including whether the transaction impairs independence of a Director. The policy does not require review of the following transactions:

•	Employment of executive officers approved by the Compensation Committee;

•	Compensation of Directors approved by the Board;

•	Transactions in which all shareholders receive benefits proportional to their shareholdings;

•	Ordinary banking transactions identified in the policy;

•

Any transaction contemplated by the Company’s Certificate of Incorporation, Bylaws or Board action where the interest of the Director, executive officer, 5% shareholder or family member is disclosed to the Board prior to such action;

•

Commercial transactions in the ordinary course of business with entities affiliated with Directors, executive officers, 5% shareholders or their family members if the aggregate amount involved during a fiscal year is less than the greater of (a) $1,000,000 and (b) 2% of the Company’s or other entity’s gross revenues and the related person’s interest in the transaction is based solely on his or her position with the entity;

•	Charitable contributions to entities where a director is an executive officer of the entity if the amount is less than the lesser of $200,000 and 2% of the entity’s annual contributions; and

•

Transactions with entities where the Director, executive officer, 5% shareholder or immediate family member’s sole interest is as a non-executive officer employee of, volunteer with, or director or trustee of the entity.

There were two transactions subject to review under this policy during fiscal 2007. Director John Bryson’s wife, Louise Bryson, serves as President—Distribution and Affiliate Business Development for Lifetime Entertainment Television, a cable television programming service in which the Company has an indirect 50% equity interest. Ms. Bryson received an aggregate salary (including car allowance and payments of deferred compensation) of $602,023 for her services with Lifetime during fiscal 2007 and received a bonus of $431,091 in fiscal 2007 with respect to her services in fiscal 2006. She is also eligible for an annual bonus for fiscal 2007, although as of December 31, 2007, no bonus determination for 2007 had been made by Lifetime with respect to Ms. Bryson. In addition, as noted above, Lifetime acquired programming and purchased advertising time from, and sold advertising time to, Company subsidiaries, but the Company believes that neither Mr. Bryson nor Ms. Bryson had a material direct or indirect interest in those transactions.

Company president and chief executive officer and Director Robert Iger’s father-in-law, Eugene Bay, is a principal of Eugene Bay Associates, Inc., a marketing company that has been retained by the Company’s subsidiary ESPN, Inc. since 1990 (prior to Mr. Iger’s marriage to Mr. Bay’s daughter) to provide sports marketing services. Mr. Bay’s company received a total of $126,997 in fiscal 2007, including $45,106 for services provided in the prior fiscal year.

During fiscal year 2007, Fidelity Management Trust Company (FMTC) served as trustee of the Company’s 401(k) plan and the Company paid FMTC approximately $87,000 in fees for this and ancillary services. Additionally, entities affiliated with FMTC benefit from fees incurred by plan participants on balances invested in mutual funds through the plan. FMTC and its affiliated entities are subsidiaries of FMR LLC, which became the beneficial owner of more than 5% of the Company’s outstanding shares during the year. The relationship with FMTC has not been reviewed by the Governance and Nominating Committee under the review policy

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

described above because the relationship was entered into before FMR LLC became the beneficial owner of 5% of the Company’s shares.

Shareholder Communications

Generally.    Shareholders may communicate with the Company through its Shareholder Services Department by writing to 500 South Buena Vista Street, MC 9722, Burbank, California 91521, by calling Shareholder Services at (818) 553-7200, or by sending an e-mail to investor.relations@disneyonline.com. Additional information about contacting the Company is available on the Company’s investor relations website (www.disney.com/investors) under “My Shareholder Account.”

Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management Directors as a group may do so by writing to the Chairman of the Board, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-1030. Under a process approved by the Governance and Nominating Committee of the Board for handling letters received by the Company and addressed to non-management members of the Board, the office of the Secretary of the Company reviews all such correspondence and forwards to Board members a summary and/ or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Shareholder Proposals for Inclusion in 2009 Proxy Statement.    To be eligible for inclusion in the proxy statement for our 2009 annual meeting, shareholder proposals must be received by the Company’s Secretary no later than the close of business on September 13, 2008. Proposals should be sent to the Secretary, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-1030 and follow the procedures required by SEC Rule 14a-8.

Shareholder Director Nominations and Other Shareholder Proposals for Presentation at the 2009 Annual Meeting.    Under our bylaws, written notice of shareholder nominations to the Board of Directors and any other business proposed by a shareholder that is not to be included in the proxy statement must be delivered to the Company’s Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any shareholder who wishes to have a nomination or other business considered at the 2009 annual meeting must deliver a written notice (containing the information specified in our bylaws regarding the shareholder and the proposed action) to the Company’s Secretary between November 6, 2008 and December 6, 2008. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise shareholders how management intends to vote.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Executive Compensation

Compensation Committee Report

The Compensation Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

(2)	based on the review and discussion referred to in paragraph (1) above, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2008 annual meeting of shareholders.

Members of the Compensation Committee

Susan E. Arnold

John S. Chen

Fred H. Langhammer (Chair)

Aylwin B. Lewis

Compensation Discussion and Analysis

This discussion addresses compensation with respect to fiscal 2007 for our named executive officers, who are:

•	our president and chief executive officer, Mr. Iger;

•	our senior executive vice president and chief financial officer, Mr. Staggs;

•	our senior executive vice president, general counsel and secretary, Mr. Braverman;

•	our executive vice president, corporate strategy, business development and technology, Mr. Mayer; and

•	our executive vice president and chief human resources officer, Mr. Coleman.

In the first section, we discuss the objectives and general policies of our compensation program as it relates to the named executive officers. In the second section, we discuss specific practices relating to determination of the five elements of our compensation program. In the third section, we provide analysis of decisions regarding compensation for the named executive officers with respect to fiscal 2007.

Compensation Program Objectives and Policies

Overall Program Objectives

The Walt Disney Company is a diversified worldwide company with operations in four business segments: Media Networks, Parks and Resorts, Studio Entertainment and Consumer Products. We employ approximately 137,000 people in over 35 countries and had revenues of approximately $35.5 billion in fiscal 2007.

We design our compensation programs to achieve the following objectives in the context of the Company’s large and complex business:

•	support the Company’s business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

•	attract, motivate, and retain executives with superior talent; and

•	align incentive compensation with performance measures that are directly related to the Company’s financial goals and creation of shareholder value.

The following principles guide us in developing executive compensation programs and setting total compensation levels for executives.

•	Compensation levels should be closely tied to the success of the Company and each executive’s contribution to that success.

•	Compensation programs should offer an opportunity for greater compensation for superior performance, balanced by the risk of lower compensation when performance is less successful.

•	The mix and level of compensation for an executive should consider the

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

importance of the executive to the Company, competition for that executive’s talent and relative levels of compensation for other executives at the Company.

Elements of Compensation

The Company seeks to achieve its compensation objectives through five compensation elements:

•	a base salary;

•	a variable, annual, performance-based bonus;

•	periodic grants of long-term, equity-based compensation such as stock options, restricted stock units and/or restricted stock;

•	retirement plans and agreements and programs defining when payments are made in connection with termination of employment; and

•	benefits and perquisites.

These elements combine to promote the objectives described above. Base salary, retirement plans and termination payments, where applicable, and benefits and perquisites provide a minimum level of compensation that helps attract and retain highly qualified executives. Performance-based bonuses reward achievement of annual goals important to the Company’s business and shareholder value-creation strategies. Equity-based compensation aligns executive’s compensation directly with the creation of longer-term shareholder value and promotes retention.

For senior executives, including the named executive officers, the Company believes that equity and performance-based compensation should be a higher percentage of total compensation than for less senior executives. Equity and performance-based compensation relate most directly to achievement of strategic and financial goals and to building shareholder value, and the performance of senior executives has a strong and direct impact in achieving these goals.

In making decisions with respect to any element of a named executive officer’s compensation, the Committee considers the total current compensation that may be awarded to the officer, including salary, annual bonus and long-term incentive compensation. The Committee’s goal is to award compensation that is reasonable in relation to the Company’s compensation philosophy when all elements of potential compensation are considered.

Competitive Considerations

The Company is a complex organization that operates and recruits talent across diverse industries and markets and necessarily must make each compensation decision in the context of the particular situation, including the characteristics of the business or businesses in which the individual operates and the individual’s specific roles, responsibilities, qualifications and experience. The Company takes into account information about the competitive market for executive talent, but because of the complex mix of businesses in which the Company is engaged, the Company believes that strict benchmarking against selected groups of companies does not provide a meaningful basis for establishing compensation. Therefore, the Committee does not attempt to maintain a specific target percentile with respect to a specific list of benchmark companies in determining compensation for named executive officers. Rather, the Committee reviews information regarding competitive conditions from a variety of sources in making compensation decisions. These sources include broad public company indexes such as Fortune 100 companies, the four U.S. public companies that are major, complex, diversified and publicly-held entertainment companies, (CBS Corp., News Corp., Time Warner and Viacom), and a group of companies assembled by Towers Perrin, which Towers Perrin determined are relevant to the Committee’s determinations in a number of respects including size, complexity, diversity and global presence. Towers Perrin periodically revises this group, and for 2007 compensation decisions the group consisted of the following 36 companies:

• Altria Group	• IBM Corp.
• American Express	• Intel Corp.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

• Anheuser-Busch	• Johnson & Johnson
• AT&T	• McDonalds
• Bristol Myers Squibb	• Merck
• Caterpillar Inc	• Microsoft
• CBS Corp.	• News Corp.
• Coca-Cola Co.	• Nike
• Colgate Palmolive	• PepsiCo
• DuPont	• Procter & Gamble
• ExxonMobil	• Sprint Nextel
• Ford Motor Co.	• Starbucks
• Gap Inc.	• Sun Microsystems
• General Electric	• Time Warner
• General Mills	• United Technologies
• General Motors	• Viacom
• Hewlett-Packard • Hilton Hotels • Honeywell Int’l	• Wyndham World wide Corp.

Stock Ownership and Holding Policy

The Board of Directors has adopted stock ownership and holding requirements for the Company’s executive officers. These officers are expected, over a reasonable period of time, to acquire and hold Company stock (including restricted stock units) equal in value to at least three times their base salary amounts, or five times base salary in the case of the chief executive officer. In addition, for all stock option grants made beginning in 2005, the named executive officers other than the chief executive officer are required, as long as they remain employed by the Company, to retain ownership of shares representing at least 75% of the after-tax gain realized upon exercise of such options for a minimum of 12 months if they have not yet met the stock ownership requirements. The Committee believes that the chief executive officer’s responsibility for all of the Company’s operations justifies requiring him to retain a higher percentage of shares and the policy therefore requires the chief executive officer to retain 100% of the after-tax gain realized upon exercise of options for a minimum of 12 months if he has not yet met the stock ownership requirements. The Committee believes that this ownership and holding policy further enhances the alignment of named executive officer and shareholder interests and thereby promotes the objective of increasing shareholder value.

Policy Regarding Recoupment of Compensation

If the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by an executive officer, applicable law permits the Company to recover incentive compensation from that executive officer (including profits realized from the sale of Company securities). In such a situation, the Board of Directors would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to an executive on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the Board determines that such recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in performance targets being achieved that would not have been achieved absent such misconduct.

Policy with Respect to the $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and up to three other executive officers whose compensation must be included in this proxy statement because they are the most highly compensated executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Committee has structured awards to executive officers under the Company’s Management Incentive Bonus Program and long-term incentive program to qualify for this exemption. However, the Committee believes that shareholder interests are best served if the Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Committee has approved

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

salaries for the chief executive officer and the chief financial officer that were not fully deductible because of Section 162(m) at the time of approval and retains the right to authorize payments or take other actions that can result in the payment of compensation that is not deductible for income tax purposes.

Employment Agreements

The Committee enters into employment agreements with senior officers, including some of the named executive officers, when it determines that an employment agreement is desirable for the Company to obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition for the particular position held by the executive officer, or where the Committee determines that an employment agreement is necessary and appropriate to attract an executive in light of market conditions, the prior experience of the executive or practices at the Company with respect to other similarly situated employees. Based on an evaluation of these factors, the Company has entered into employment agreements with Messrs. Iger, Staggs, Braverman and Coleman.

Determination of Compensation

Roles and Responsibilities

The Compensation Committee determines the compensation, including related terms of employment agreements for those who have them, for each of the named executive officers.

The Committee also conducts reviews of the Company’s general executive compensation policies and strategies and oversees and evaluates the Company’s overall compensation structure and programs. The Committee’s responsibilities include:

•	evaluating and approving goals and objectives relevant to compensation of the chief executive officer and other executive officers, and evaluating performance in light of those goals and objectives;

•	determining compensation for executive officers and other senior officers;

•	evaluating and approving all grants of equity-based compensation to executive officers and other senior officers;

•	recommending to the Board compensation policies for outside directors; and

•

reviewing performance-based and equity-based incentive plans for the chief executive officer and other executive officers and reviewing other benefit programs presented to the Committee by the chief executive officer.

In carrying out these responsibilities, the Committee: reviews the Company’s general executive compensation policies; determines salaries, bonuses and equity awards to the named executive officers and such other officers as it determines appropriate; reviews benefit programs for the named executive officers; reviews and approves (or recommends approval to the Board where it deems appropriate) all incentive, performance-based and equity-based plans and other benefit plans submitted to it by the chief executive officer; reviews and approves all employment contracts with named executive officers and such other officers as it deems appropriate; recommends Director compensation policies to the Board of Directors; and reviews and makes recommendations to the Board regarding the Company’s professional development policies and practices, except that executive succession planning for the principal senior executive officers is carried out by the full Board of Directors.

The Compensation Committee determines the compensation of the chief executive officer without management input, but is assisted in this determination by its consultant and reviews its determination with the Board of Directors (without members of management present) prior to its final determination.

In making determinations regarding compensation for other executive officers, the Committee considers the recommendations of the chief executive officer and the input received from its compensation consultant. As with the chief executive officer’s compensation, the

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Committee advises the full Board of its deliberations prior to making a final determination of annual bonus and equity incentive awards for those named executive officers and considers whatever input is provided by the full Board in making its final determination. The Committee meets regularly outside of the presence of management to discuss compensation decisions and matters relating to the design of compensation programs.

The chief executive officer recommends compensation, including the compensation provisions of employment agreements for those who have them, for named executive officers other than himself and all other officers whose compensation is determined by the Compensation Committee. In making this recommendation, the chief executive officer evaluates the performance of the executives, considers the executive’s responsibilities and compensation in relation to other officers of the Company, considers publicly available information regarding the competitive market for talent and information provided to him and to the Committee by the Committee’s third party consultant.

Management also provides data, analysis and recommendations for the Committee’s consideration regarding the Company’s executive compensation programs and policies, preparing materials for the information of and review by the Compensation Committee. Management also administers those programs and policies consistent with the direction of the Committee. Management’s direct responsibilities include:

•	providing an ongoing review of the effectiveness of the compensation programs, including competitiveness and alignment with the Company’s objectives; and

•	recommending changes, if necessary to ensure achievement of all program objectives.

Since September 2003, the Committee has retained the firm of Towers Perrin as its compensation consultant to assist in the continual development and evaluation of compensation policies and the Committee’s determinations of compensation awards. The Committee’s consultant attends Compensation Committee meetings, meets with the Committee without management present and provides third-party data, advice and expertise on proposed executive and director compensation and executive compensation plan designs. At the direction of the Committee, the consultant reviews briefing materials prepared by management and advises the Committee on the matters included in the materials, including the consistency of proposals with the Committee’s compensation philosophy and comparisons to programs at other companies. At the request of the Committee, the consultant also prepares his own analysis of compensation matters including positioning of programs in the competitive market and the design of plans consistent with Committee’s compensation philosophy.

Base Salary

The objective of base salary is to provide fixed compensation to an individual that reflects his or her job responsibilities, experience, value to the Company, and demonstrated performance.

Salaries or minimum salaries for four of the five executive officers named in the Summary Compensation Table are determined by employment agreements for those officers. These salaries or minimum salaries, the amount of any increase over minimums, and salaries for the named executive officer whose salary is not specified in an agreement are determined by the Compensation Committee based on its subjective evaluation of a variety of factors, including:

•	the nature and responsibility of the position;

•	the impact, contribution, expertise and experience of the individual executive;

•	competitive market information regarding salaries to the extent available and relevant;

•	the importance of retaining the individual along with the competitiveness of the market for the individual executive’s talent and services; and

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

•	the recommendations of the president and chief executive officer (except in the case of his own compensation).

Where not specified by contract, salaries are generally reviewed annually.

Annual Bonus Incentives for Named Executive Officers

The compensation program provides for a bonus that is linked to annual performance. The objective of the program is to compensate individuals annually based on the achievement of specific annual goals that the Committee believes correlate closely with growth of long-term shareholder value. The Compensation Committee determines a dollar value for bonus awards and has the discretion to deliver this value in the form of cash, restricted stock, restricted stock units or a combination of these forms of payment.

The annual bonus process for named executive officers involves five basic steps pursuant to the Company’s Management Incentive Bonus Program:

At the outset of the fiscal year, the Committee approves:

(1)	A target bonus for each individual
(2)	Overall Company financial performance ranges for the year
(3)	Other performance objectives for the year

After the end of the fiscal year, the Committee:

(4)	Measures actual performance against the predetermined Company financial performance ranges and individual performance against the other performance objectives to determine the appropriate adjustment to the target bonus, as well as other performance considerations related to unforeseen events during the year
(5)	Makes adjustments to the resulting preliminary bonus calculation to reflect the Company’s performance relative to the performance of the S&P 500 index

These five steps are described below:

(1)  Setting a target bonus.    Early in the fiscal year, the Committee approves a target bonus amount for each named executive officer. The target bonus takes into account all factors that the Committee deems relevant, including the recommendation of the chief executive officer (except with respect to his own bonus), competitive market conditions and the Committee’s assessment of the aggressiveness of the level of growth reflected in the financial performance ranges.

(2)  Setting Company financial performance ranges.    Early in each fiscal year, the Compensation Committee receives recommended financial performance measures and performance ranges for the Company from senior management and reviews them with senior management and the Committee’s compensation consultant, and then sets performance measures and ranges for the Company and reports their determination to the full Board. These performance ranges may include adjustments to take into account expected events that will have a predictable impact on the measure. In the preliminary bonus determination for each named executive officer, seventy percent of that officer’s target bonus is adjusted based on performance against these ranges.

(3)  Setting other performance objectives.    At the same time it sets Company-wide financial performance ranges, the Committee also approves other performance objectives for the Company and the named executive officers. These objectives are based on the recommendations of the chief executive officer with respect to named executive officers other than himself and, with respect to the chief executive officer, are based on the Committee’s discussion with him regarding corporate objectives. These objectives allow the Committee to play a more proactive role in identifying performance objectives beyond purely financial measures. In the preliminary bonus determination for each executive officer, thirty percent of that officer’s target bonus is adjusted based on the Committee’s

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

subjective assessment of these performance objectives as well as other contributions that the named executive officer may have made over the course of the fiscal year.

(4)  Measuring performance.    After the end of the fiscal year, the Committee reviews the Company’s actual performance against each of the financial performance ranges established at the outset of the year. In determining the extent to which the financial performance ranges are met for a given period, the Committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events. To the extent appropriate, the Committee will also consider the nature and impact of such events in the context of the remaining 30% of the bonus determination. To make its preliminary bonus determination, the Committee adjusts 70% of the target bonus amount up (by a maximum of 200% for Messrs. Iger, Staggs and Braverman and a maximum of 150% for Messrs. Mayer and Coleman) or down (to a minimum of 35%, unless the low end of a range is not reached, in which case a factor of zero will be applied with respect to the specific measure) to reflect actual performance as compared to the financial performance ranges. The Committee establishes a higher maximum for Messrs. Iger, Staggs and Braverman consistent with its philosophy that a higher percentage of the most senior executive’s compensation should be tied to performance measures and that greater compensation should be available for superior performance. The Committee believes that the bulk of the bonus should be based on objective measures of financial performance, but believes that more subjective elements are also important in recognizing achievement and motivating officers. Accordingly, the remaining 30% of the target bonus amount is adjusted based upon the Committee’s subjective assessment of performance against the other performance objectives set at the outset of the year as well as the named executive officer’s overall contribution to the Company’s success and, in the case of officers other than the chief executive officer, the recommendation of the chief executive officer. The determination with respect to this portion of the bonus may range from 0% of this portion of the target to a maximum that, when combined with the award based on financial performance factors, will, except in special circumstances such as unusual challenges or extraordinary successes, result in an amount that does not exceed 200% of the target bonus. This assessment allows bonus decisions to take into account each named executive officer’s personal performance and contribution during the year and other factors related to the performance of the Company that may not have been fully captured by the financial performance measures.

(5)  Adjustment to reflect comparative performance.    The next step in the bonus process is an adjustment of the preliminary bonus amount to take into account the performance of the Company relative to the broad market. The preliminary bonus amount is therefore increased ratably by up to 20% if the Company’s total shareholder return outperformed the total shareholder return of the S&P 500 index by 15 percentage points, or reduced by up to 20% if the Company underperformed this measure by 15 percentage points.

The program includes a test for awards to executive officers specifically designed to assure that the awards are eligible for deductibility under Section 162(m), which is in addition to the performance measures described above.

The Committee has the discretion, in appropriate circumstances, to award a bonus less than the amount determined by the steps set out above, including to award no bonus at all.

Long-term Incentive Compensation

The long-term incentive program provides a periodic award (typically annual) in the form of stock-based units and/or stock options, which vest over time and, in some instances, are subject to other vesting requirements. The objective of the program is to align compensation for named executive officers over a multi-year period directly with the interests of shareholders

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

of the Company by motivating and rewarding creation and preservation of long-term shareholder value.

Mix of Restricted Stock Units and Stock Options.    The Company’s long-term incentive compensation generally takes the form of a mix of restricted stock unit grants and non-qualified stock option awards. These two vehicles reward shareholder value creation in slightly different ways. Stock options (which have exercise prices not less than the fair market value of the Company’s common stock on the date of grant) reward named executive officers only if the stock price increases from the date of grant. Restricted stock units are impacted by all stock price changes, so the value to named executive officers is affected by both increases and decreases in stock price from the market price at the date of grant.

Approximately 60% of the total value of a long-term compensation award typically takes the form of restricted stock units, with stock options accounting for the remaining value. The Committee established this allocation in order to weight equity incentives slightly more toward the type of award that reflected both increases and decreases in stock price from the grant date market price as a way of tying compensation more closely to changes in shareholder value at all levels. In addition, the weighting toward restricted stock units allows the Committee to deliver equivalent value with less use of authorized shares. The Committee may in the future adjust this mix of award types or approve different award types, such as restricted stock, as part of the overall long-term incentive award.

Vesting of Restricted Stock Units. Restricted stock units granted as long-term incentive compensation to named executive officers have generally been subject to more than one vesting condition. The first is a time vesting condition pursuant to which 50% of the grant vests on the second anniversary of the grant (first vesting date) and the remaining 50% on the fourth anniversary of the grant (second vesting date), conditioned on continued employment. The second is the satisfaction of a performance test relating to total shareholder return, which typically applies to 50% of the grant. The units are also subject to an additional test to assure they are deductible for income tax purposes consistent with Section 162(m). As a result, on the first vesting date, assuming the Section 162(m) test for deductibility is met:

•	If the total shareholder return test is met, the 50% of the award then scheduled to vest will vest.

•

If the total shareholder return test is not met, 25% of the award will vest and the remaining 25% remains eligible to vest on the second vesting date, provided that the total shareholder return test is met at that time.

On the second vesting date, assuming the Section 162(m) test for deductibility is met:

•

If the total shareholder return test is met, the 50% of the award then scheduled to vest (or 75% of the award to the extent the total shareholder return test was not met on the first vesting date) will vest.

•	If the total shareholder return test is not met, 25% of the award will vest.

If, on any vesting date, the Section 162(m) test is not met, the units scheduled to vest on that date will not vest.

The total shareholder return test will be met on either vesting date if the Company’s total shareholder return (as described below) as of the vesting date exceeds the weighted average total shareholder return of corporations in the S&P 500 index over either the prior year or the prior three years. For purposes of these determinations, “total shareholder return” reflects (i) the aggregate change, for the performance time period specified, in the market value of the Company’s stock or the S&P 500 index, as the case may be, and (ii) the value returned to shareholders in the form of dividends or similar distributions, assumed to be reinvested on a pre-tax basis, during the performance period.

The Committee is in the process of determining the performance test that will apply to awards made in fiscal year 2008.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Vesting of restricted stock unit awards granted in lieu of cash under the Company’s annual bonus program is not conditioned upon the total shareholder return test or the Section 162(m) test because the awards related to bonuses that were subject to a test to determine deductibility under Section 162(m), which was satisfied at the time the bonuses were awarded.

Stock Options.    The long-term incentive program calls for stock options to be granted with exercise prices of not less than fair market value of the Company’s stock on the date of grant. Options vest ratably over four years, contingent on continued employment, with rare exceptions made by the Committee. Vesting may accelerate in some circumstances as described under “Payments and Rights on Termination,” in the “Compensation Tables” section below. The Company defines fair market value as the average of the high and low stock prices on the date of grant, which may be higher or lower than the closing price on that day. The Committee believes that the average of high and low prices is a better representation of the fair market value on the date of grant and tends to be less volatile than the closing price. The Committee will not grant stock options with exercise prices below the fair market value of the Company’s stock on the date of grant (determined as described above), and will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events permitted by the relevant plan) without shareholder approval. New option grants to named executive officers normally have a term of seven years.

Equity Grant Procedures.    Equity awards to named executive officers (and to other employees of the Company except as described below) are made by the Compensation Committee only on dates the Compensation Committee meets. Compensation Committee meetings are normally scheduled well in advance and are not scheduled with an eye to announcements of material information regarding the Company. Equity awards to employees of Pixar (other than awards granted as part of the annual equity grant and awards granted to senior officers of Pixar, which are issued by the Compensation Committee) are issued by action of the chief executive officer or the general counsel pursuant to authority delegated by the Compensation Committee. These awards generally relate to new hires and promotions and are granted on the first fiscal Monday of a month after hiring or promotion with options carrying an exercise price equal to the average of the high and low sales prices of Company stock on the date of grant.

Retirement Plans and Termination Payments

The Company maintains defined benefit and defined contribution retirement programs for its salaried employees in which the Company’s named executive officers participate. The objective of these programs is to help provide financial security into retirement, reward and motivate tenure and recruit and retain talent in a competitive market.

In addition to the Company’s tax-qualified defined benefit plans, the Company maintains non-qualified defined benefit plans in which the named executive officers participate. All tax-qualified defined benefit plans have a maximum compensation limit and a maximum annual benefit, which reduce the benefit to participants whose compensation exceeds these limits. In order to provide retirement benefits commensurate with salary levels, the non-qualified plans provide benefits to key salaried employees, including the named executive officers, using the same formula for calculating benefits as is used under the tax-qualified plans but on compensation in excess of the compensation limitations and maximum benefit accruals for tax-qualified plans.

The Company also provides named executive officers with certain benefits upon termination of their employment in various circumstances, as described under “Payments and Rights on Termination,” in the “Compensation Tables” section below. The objective of these benefits is to recruit and retain talent in a competitive market and, in some cases, alleviate the dis-

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

location resulting from a termination of employment. Benefits that are provided in the event of termination following a change in control also are intended to motivate executive officers to remain with the Company despite the uncertainty and dislocation that arises in the context of change in control situations.

Benefits and Perquisites

Employment agreements with Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Coleman provide that each is entitled to participate in employee benefits and perquisites generally made available to senior executives of the Company. The Company provides benefits to its salaried employees including health care coverage, life and disability insurance protection, reimbursement of educational expenses and access to favorably priced group insurance coverage. The Company provides these benefits to help alleviate the financial costs and loss of income arising from illness, disability or death, to encourage ongoing education in job related areas and to allow employees to take advantage of reduced insurance rates available for group policies.

In addition to the benefits provided to salaried employees generally, executive officers receive benefits and perquisites that are substantially the same as those offered to other officers of the Company at or above the level of Vice President, including: the option of receiving an automobile supplied by the Company (including insurance, maintenance and fuel) or a monthly payment in lieu of the automobile benefit; relocation assistance; eligibility for reimbursement of up to $450 for health club membership or exercise equipment and reimbursement of up to

$1,500 for an annual physical exam; complimentary access to the Company’s theme parks and some resort facilities and discounts on Company merchandise and resort facilities; and personal use of tickets acquired by the Company for business entertainment when they become available because no business use has been arranged. In addition to the benefits and perquisites provided to vice presidents, executive officers may be eligible to receive basic financial planning services, enhanced excess liability coverage, increased relocation assistance and an increased automobile benefit. The Company pays the cost of security services and equipment for the president and chief executive officer and, in the interest of security, requires the chief executive officer to use corporate aircraft for personal travel. Other senior executive officers are also permitted at times to use corporate aircraft for personal travel at the discretion of the chief executive officer.

Fiscal 2007 Decisions

The following is a discussion of the specific factors considered in determining salary, bonus, long-term incentive compensation and post-employment compensation for the named executive officers in fiscal 2007. There were no changes in fiscal 2007 in the policies governing benefits and perquisites.

Base Salary

Among the named executive officers, all but Mr. Mayer are employed pursuant to employment agreements that establish the executive officer’s salary or establish a minimum salary. The following table identifies actions taken during fiscal 2007 with respect to salaries of the named executive officers.

Named Executive Officer	Action
Robert A. Iger	None; maintain $2,000,000 salary
Thomas O. Staggs	Increase from $1,050,000 to $1,125,000 effective January 1, 2007
Alan N. Braverman	Increase from $850,000 to $1,000,000 effective October 1, 2006
Kevin A. Mayer	Increase from $550,000 to $600,000 effective October 1, 2006 and to $620,000 effective April 1, 2007
Wesley A. Coleman	Hired on October 2, 2006 with a three year employment agreement providing for salary of $600,000 for first year, $625,000 for second year and $650,000 for third year

Employment agreements with Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Coleman provide for a base salary as follows:

•	Mr. Iger’s employment agreement, which became effective October 2, 2005 and continues through October 2, 2010, provides for Mr. Iger to receive an annual salary of at least $2,000,000.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

•

Mr. Staggs’s employment agreement, which was entered into in September 2003 and runs through March 2008, provides for an annual salary of $1,050,000 for calendar year 2006 and $1,125,000 for the period of January 1, 2007 through March 31, 2008.

•

Mr. Braverman’s employment agreement, which was entered into in September 2003 and runs through September 2008, provides for an initial annualized salary of $750,000, with annual increases, if any, to be at the discretion of the Company.

•

Mr. Coleman’s employment agreement, which became effective October 2, 2006 and runs through October 1, 2009, provides for an annual salary of $600,000 for fiscal 2007, $625,000 for fiscal 2008 and $650,000 for fiscal 2009.

The Committee decided to increase the salaries of Mr. Braverman and Mr. Mayer, and to set the salary schedule in Mr. Coleman’s employment agreement, based on the recommendation of the chief executive officer. In the cases of Mr. Braverman and Mr. Mayer, the Committee reviewed changes in job responsibility, historical salary levels, performance and contribution made to the Company, the impact on total compensation, competitive conditions and relationship of their compensation to other Company officers and determined that the increases were appropriate to reward performance, ensure retention and maintain appropriate compensation differentials among officers of the Company. In the case of Mr. Coleman, the Committee reviewed the responsibilities Mr. Coleman would be taking on, his prior background, experience and compensation, competitive conditions and negotiations with Mr. Coleman with respect to his hiring and determined that the salary schedule was appropriate to successfully hire Mr. Coleman, ensure retention and maintain appropriate compensation within the Company’s compensation structure.

Annual and Sign-On Bonus Incentives for Named Executive Officers

At the beginning of the fiscal year, the Compensation Committee approved the following target bonuses for the named executive officers:

Named Executive Officer	Target Bonus
Robert A. Iger	$7,250,000
Thomas O. Staggs	2,250,000
Alan N. Braverman	1,750,000
Kevin A. Mayer	600,000
Wesley A. Coleman	600,000

Employment agreements with Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Coleman respectively provide that each is eligible for an annual bonus under the Company’s 2002 Executive Performance Plan and the Company’s Management Incentive Bonus Program. Mr. Iger’s agreement provides that the Compensation Committee will set a target bonus in each year of the term of the employment agreement, which will be at least $7,250,000. The other employment agreements do not include a minimum target.

The actual amount of the bonuses paid, if any, are set by the Committee based on the performance of the Company and the executive pursuant to the annual incentive program. Accordingly, each executive may receive a bonus that is greater or less than the stated target value (and which could be zero), depending on whether, and to what extent, the applicable performance and other conditions are satisfied and the Committee’s evaluation of the executive’s performance.

Mr. Iger’s 2007 target bonus was set at the minimum amount allowed by his employment agreement, which agreement was the result of negotiations between the Company and Mr. Iger and his representatives. Other named executive officers’ 2007 target bonuses were set based on generally consistent percentages of salary relative to 2006 and relative to percentages of salary for other similarly situated officers of the Company.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

At the beginning of the fiscal year, the Committee also selected four financial performance measures to be used in making the preliminary bonus determination with respect to the 70% of the target bonus based on financial performance measures. The Committee selected the four measures, performance ranges and weightings shown in the table below. The Committee determined that these four measures should enhance the development of long-term shareholder value and that it was therefore appropriate to tie incentive compensation to these measures. The Committee weighted the four performance measures based on their evaluation of their relative importance. They selected the ranges based on recommendations of the chief executive officer and after reviewing the Company’s annual operating plan for fiscal 2007 and its long-term strategic plan. The Committee determined that performance below the threshold level of each range represented performance at a level that, in light of planned business operations and expected conditions for the year including expectations of growth, represented marginal performance and that the maximum of each range represented exceptional performance in light of these conditions and expectations.

The bonuses awarded to the named executive officers were determined as follows:

•

Performance for the fiscal year on the four financial performance measures was compared to the performance range for each of the measures established by the Committee at the beginning of the fiscal year. A performance factor was calculated for each of the four financial performance measures, with the performance factor equal to zero if the bottom of the performance range was not achieved and the factor increasing from 35% to 200% from the bottom of the performance range to the top of performance range for Messrs. Iger, Staggs and Braverman and from 35% to 150% for Messrs. Mayer and Coleman. The resulting performance factor for each financial performance measure was multiplied by the weight shown below to arrive at a weighted multiple, and the four weighted multiples were added to arrive at an aggregate financial performance multiple, as shown below.

Performance Measure	Performance Range (in millions except per share amount)	Adjusted Actual Fiscal Year 2007 Performance	Resulting Performance Factor		Weight	Weighted Multiple
			Iger, Staggs and Braverman	Mayer and Coleman		Iger, Staggs and Braverman	Mayer and Coleman
Operating income	$5,163-$7,917	$7,827	191%	146%	.250	47.8%	36.5%
Earnings net of capital charge*	$(1,544)-$0	$(13)	198%	149%	.250	49.5%	37.3%
After-tax free cash flow**	$1,599-$4,797	$4,096	156%	128%	.214	33.4%	27.4%
Earnings per share	$1.13-$1.93	$1.92	195%	148%	.286	55.8%	42.3%
Aggregate Financial Performance Goal Multiple:***						186.6%	143.3%

*	“Earnings net of capital charge” reflects operating profits after taxes less a capital charge for the net assets invested in operations.
**	“After-tax free cash flow” is after tax operating cash flow on an equity basis (i.e., including Euro Disney and Hong Kong Disneyland on a basis that reflects our actual ownership percentage rather than on a consolidated basis) less cash used for capital expenditures.
***	Total does not equal sum of the column due to rounding.

   In determining actual performance for fiscal year 2007, the Committee excluded the impacts of the following items: the sales of E! Entertainment and Us Weekly; favorable adjustments related to prior-year income tax matters; and an equity-based compensation charge related to the ABC Radio transaction. The Committee determined that although these items had a net positive impact on financial performance in fiscal

2007, they were not related to the ongoing operation of the Company in a manner consistent with the way the performance ranges were set. Instead, these items were considered, as appropriate, in the evaluation of each officer’s performance against other performance objectives as described below. The amounts included in the table above reflect these adjustments.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

•

The Committee then evaluated each officer’s performance against other performance objectives and arrived at a multiple for these other performance objectives. For Mr. Iger, the Committee used a multiple of 200% based on its evaluation of his performance. For each of the executive officers other than Mr. Iger and Mr. Coleman, the Committee used a multiple such that the preliminary bonus amount, when combined with the award based on financial performance factors, would equal 200% of the executive’s target. This determination was based on the Committee’s concurrence with Mr. Iger’s assessment of the contribution of each officer to the overall success of the Company over the past year and that the overall resulting bonuses were commensurate with the success of the Company and each officer’s contribution to it. For Mr. Coleman, the Committee used a multiple of 100% based on its concurrence with Mr. Iger’s recommendation, including the evaluation of his performance. With respect to performance by each executive officer, the Committee determined (in the case of Mr. Iger) and concurred in Mr. Iger’s conclusions (with respect to the other executive officers) that:

•

Mr. Iger had presided over a variety of accomplishments during the year, including the continued significant creative success of the Company during the year across all the business segments, the focus and enhancement of the brand, the continued innovation by the Company in the use of technology to both create new experiences for and to connect with consumers, and Mr. Iger continued his leadership and execution against a strategic plan that yielded outstanding economic results for the year, including record net income, record segment operating income and record earnings per share.

•

Mr. Staggs continued to excel as chief financial officer while providing oversight across numerous corporate areas including corporate strategy, business development and brand management and continued focus on overall capital allocation, positive cultural changes, realization of the Company’s competitive advantages, continued cost reduction efforts and increased social responsibility efforts;

•

Mr. Braverman continued to excel as general counsel while providing excellent leadership across the broad legal affairs of the Company, improving the efficiency of and visibility into legal processes, advising the Board and providing invaluable oversight over key legal issues and negotiations;

•

Mr. Mayer was a primary driver behind focusing the Company on consumer and industry trends, opportunities and threats and their implications for our investment allocations and provided excellent leadership and oversight over a number of important initiatives, including the ABC Radio and Club Penguin transactions;

•	Mr. Coleman provided oversight of the Company’s human resource function, and launched a number of new initiatives within that function.

•

The Committee determined that total shareholder return for the Company under-performed the total shareholder return for S&P 500 companies over the period by 0.811 percentage points and adjusted bonus awards downwards by 1.08% in accordance with the terms of the program.

•

The Committee then calculated final fiscal year 2007 bonuses for the named executive officers as follows, rounding to the nearest $50,000 in the case of Messrs. Staggs, Braverman and Mayer, and to the nearest $1,000 in the case of Mr. Coleman:

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

BONUS CALCULATION FOR FISCAL 2007

	Target Bonus	Company Performance Amount			Individual Performance Amount			Preliminary Bonus Amount	Relative TSR Adjustment	Calculated Bonus Amount	Rounded Bonus Amount
		70% of Target	Multiple	Subtotal	30% of Target	Multiple	Subtotal
Robert A. Iger	$7,250,000	$5,075,000	186.6%	$9,470,178	$2,175,000	200.0%	$4,350,000	$13,820,178	-1.08%	$13,670,686	$13,670,686
Thomas O. Staggs	2,250,000	1,575,000	186.6	2,939,021	675,000	231.3	1,560,979	4,500,000	-1.08	4,451,324	4,450,000
Alan N. Braverman	1,750,000	1,225,000	186.6	2,285,905	525,000	231.3	1,214,095	3,500,000	-1.08	3,462,141	3,450,000
Kevin A. Mayer	600,000	420,000	143.3	601,869	180,000	332.3	598,131	1,200,000	-1.08	1,187,020	1,200,000
Wesley A. Coleman	600,000	420,000	143.3	601,869	180,000	100.0	180,000	781,869	-1.08	773,412	774,000

In connection with the commencement of his employment, Mr. Coleman received a sign-on bonus in October 2006 of $300,000. In determining the amount of this bonus, the Committee considered Mr. Iger’s recommendation, the negotiations between the Company and Mr. Coleman and the compensation Mr. Coleman was foregoing to leave his previous employment.

Long-term Incentive Compensation

In January 2007, the Committee awarded long-term compensation for fiscal 2007 to named executive officers pursuant to the long-term incentive program described above resulting in the awards of stock options and restricted stock units identified in Fiscal 2007 Grants of Plan Based Awards table.

Employment agreements with Mr. Iger, Mr. Staggs, Mr. Braverman and Mr. Coleman provide that they are eligible to receive equity-based long-term incentive awards under the Company’s applicable plans and programs. Mr. Iger’s agreement provides that:

•

Each fiscal year his long-term incentive award will have a minimum value (as determined in accordance with the practices used to value the awards made to other senior executive officers of the Company) equal to four times his initial annual base salary of $2,000,000.

•	The Compensation Committee may increase the award value of any award based on its evaluation of Mr. Iger’s performance.

•	These awards will be subject to substantially the same terms and conditions (including vesting and performance conditions) as generally apply to other senior executives of the Company.

•

The Compensation Committee will determine the form and terms of any such long-term incentive award in accordance with the applicable plan, including, without limitation, establishing performance conditions and/or continued service requirements as a condition to any such award vesting, in whole or in part.

In determining the annual grants of restricted stock units and options for each executive officer, the Committee considered the Company’s overall long-term incentive guidelines for all executives, which attempt to balance, in the context of the competitive market for executive talent, the benefits of incentive compensation tied to performance of the Company’s stock with the dilutive effect of equity compensation awards. The Committee also considered Mr. Iger’s recommendations, except in the case of Mr. Iger’s own award.

With respect to the long-term compensation awarded to Mr. Iger in January 2007, the Committee considered the same general factors applicable to other named executive officers, the provisions of his employment agreement, and Mr. Iger’s performance and accomplishments in fiscal 2006 and the overall level of compensation awarded to Mr. Iger for fiscal 2006 including salary and annual bonus. The Committee awarded him long-

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

term incentive compensation with an estimated target value of $8.5 million. The performance and accomplishments considered by the Committee in increasing the award above the minimum in his contract included the broad-based operational improvements made during the prior year including organizational changes to position the Company for future performance, the successful acquisition and integration of Pixar, the significant moves made by the Company to leverage technology in the creation and distribution of its products, the significant creative success of the Company’s content during the year, as well as the positive steps taken to further develop the culture of quality, creativity and innovation at the Company.

In connection with the commencement of his employment in October 2006, Mr. Coleman received an award in November 2006, of options to acquire 185,000 shares and 40,000 restricted stock units, which are not subject to the total return test. In determining the terms of this grant, the Committee considered the Company’s overall long-term incentive guidelines for all executives, as described above, the fact that Mr. Coleman would not receive an award of long-term compensation at the time of the annual awards in January 2007, Mr. Iger’s recommendation, the negotiations between the Company and Mr. Coleman and the equity compensation Mr. Coleman was foregoing to leave his previous employment.

The equity compensation plans under which named executive officers receive options and stock units required the Company to compensate for the dilutive effect of the Company’s spin-off of the ABC Radio business during fiscal 2007. As a result, the Compensation Committee awarded all employees, including each named executive officer, restricted stock units having a value (based on the average of the high and low trading prices of the Company’s common stock on June 27, 2007, the date of the award) equal to the dilutive effect of the transaction on restricted stock units and options held by the officer on the date of the transaction. Units awarded to compensate for the dilu-

tive effect of the transaction on outstanding restricted stock units are subject to the same vesting schedule and performance test as the previously awarded units to which they relate. Units awarded to compensate for the dilutive effect of the transaction on outstanding stock options are subject to a service vesting requirement equal to the weighted average remaining time-to-vest of all outstanding options, whether vested or unvested, held by the individual optionee. Vesting of the awards relating to options is also subject to the satisfaction of the test to determine eligibility for full deduction under Section 162(m).

Deductibility of Compensation

Awards to executive officers under the Management Incentive Bonus Program and the long-term incentive program include a test for awards to executive officers specifically designed to ensure that the awards are fully deductible under Section 162(m). As required by Section 162(m), the criterion established must not be certain of being achieved at the time it is set. The regulations under Section 162(m) specifically indicate that a test based on profitability is not assured of being attained. Accordingly, our bonus program and equity award program both use a test based on adjusted net income, which means net income adjusted, as appropriate, to exclude the following items or variances: change in accounting principles; acquisitions; dispositions of a business; asset impairments; restructuring charges; extraordinary, unusual or infrequent items; and litigation costs and insurance recoveries. For the one and two-year periods ending in 2007, the adjusted net income targets were $2.4 billion and $4.0 billion respectively, and the Company achieved adjusted net income of $4.0 billion and $7.3 billion, respectively.

Mix of Compensation Elements

As discussed above, the Company weights compensation for the named executive officers more toward variable, performance-based compensation elements than for less senior employees. About 86.5% of 2007 total compensation for named executive officers was

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

performance-based and therefore at-risk. Based on the Summary Compensation Table, 2007 compensation for the named executive officers was allocated as follows (excluding the change in pension value):

Mix of Total Compensation
Base Salary	11.0%
Short-term Incentives	49.5%
Long-term Incentives	37.0%
Benefits	2.5%

Compensation Tables

The following table provides information concerning total compensation earned or paid to the chief executive officer, the chief financial officer and the three other most highly compensated executive officers of the Company for services rendered in fiscal 2007. These five officers are referred to as the named executive officers in this proxy statement. Information regarding the amounts in each column follows the table.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Robert A. Iger	2007	$2,000,000	—	$7,931,660	$2,243,180	$13,670,686	$1,108,498	$745,177	$27,699,201
President and Chief Executive Officer
Thomas O. Staggs	2007	1,106,250	—	2,196,727	1,004,354	4,450,000	223,362	68,021	9,048,714
Senior Executive Vice President and Chief Financial Officer
Alan N. Braverman	2007	1,000,000	—	2,083,860	985,364	3,450,000	290,593	48,106	7,857,923
Senior Executive Vice President, General Counsel and Secretary
Kevin A. Mayer	2007	610,000	—	368,520	355,816	1,200,000	82,725	16,618	2,633,679
Executive Vice President, Corporate Strategy, Business Development and Technology
Wesley A. Coleman	2007	600,000	$300,000	300,766	350,129	774,000	78,885	332,579	2,736,359
Executive Vice President and Chief Human Resources Officer

Salary.    This column sets forth salary earned during the fiscal year, none of which was deferred.

Bonus.    This column sets forth the sign-on bonus awarded to Mr. Coleman in October 2006.

Stock Awards.    This column sets forth the dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company in fiscal 2007 with respect to:

•	restricted stock units awarded as part of the Company’s long-term incentive compensation program, and

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

•	restricted stock units awarded to compensate for the dilutive effect of the ABC Radio spin-off.

This column does not include accounting charges related to restricted stock units that the Compensation Committee has elected to award in lieu of cash for a portion of the annual bonus awarded the executive officer under the Company’s Management Incentive Bonus Program. The full dollar amount of the bonus (including restricted stock units valued at the average of the high and low trading prices on the date of award) is included in the “Non-Equity Incentive Plan Compensation” column when awarded.

The grant date fair value of restricted stock units awarded during fiscal 2007 is included in the Grants of Plan Based Awards table on page 33. The amount recognized for financial statement reporting purposes excludes a portion of the fair value of restricted stock units awarded in fiscal 2007 to reflect the fact that vesting of the restricted stock units occurs in future years and it includes amounts with respect to restricted stock units awarded in prior years to reflect the fact that vesting occurs in or after fiscal 2007. The following table sets forth the amount included in the “Stock Awards” column with respect to prior-year grants and this year’s grant.

FISCAL 2007 CHARGES FOR RESTRICTED STOCK UNIT AWARDS
	Amount Included in Table Attributable to
	Prior-Year Awards	Fiscal 2007 Awards
Robert A. Iger	$5,018,975	$2,912,685
Thomas O. Staggs	1,032,916	1,163,811
Alan N. Braverman	1,388,083	695,777
Kevin A. Mayer	163,020	205,500
Wesley A. Coleman	—	300,766

Option Awards.    This column sets forth the dollar amount recognized for financial statement reporting purposes for compensation expense incurred by the Company in fiscal 2007 with respect to options awarded to the named executive officers. The grant date fair value of options awarded during fiscal 2007 is included in the Grants of Plan Based Awards table on page 33 and was determined using the methodology described on that page. The amount recognized for financial statement reporting purposes excludes a portion of the fair value of options awarded in fiscal 2007 to reflect the fact that vesting of the options occurs in future years and it includes amounts with respect to options awarded in prior years to reflect the fact that vesting occurs in or after fiscal 2007. The following table sets forth the amount included in the “Option Awards” column with respect to prior-year awards and this year’s award.

FISCAL 2007 CHARGES FOR OPTION AWARDS
	Amount Included in Table Attributable to
	Prior-Year Awards	Fiscal 2007 Awards
Robert A. Iger	$1,616,094	$627,086
Thomas O. Staggs	804,403	199,952
Alan N. Braverman	832,651	152,714
Kevin A. Mayer	282,500	73,316
Wesley A. Coleman	—	350,129

Non-Equity Incentive Plan Compensation.    This column sets forth the amount of compensation earned by the named executive officers under the Company’s annual bonus program with respect to fiscal 2007. A description of the Company’s annual bonus program is included in the discussion of “Annual Bonus Incentives for Named Executive Officers” in the “Determination of Compensation” section of the Compensation Discussion and Analysis, beginning on page 20.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.    This column reflects the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under all defined benefit plans, including supplemental plans, from October 1, 2006 through September 29, 2007. None of the named executive officers had earnings on deferred compensation other than Mr. Iger, whose earnings on deferred compensation, which are disclosed below under “Deferred Compensation,” were not above market rates and therefore are not included in this column.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

All Other Compensation.    This column sets forth:

•	the incremental cost to the Company of perquisites and other personal benefits;

•	the amount of Company contributions to employee savings plans; and

•	the dollar value of insurance premiums paid by the Company with respect to excess liability of the named executive officers.

In accordance with SEC interpretations of its rules, the table includes the incremental cost of some items that are provided to executives for business purposes but which may not be considered integrally related to the executive’s duties.

The following table identifies the incremental cost of each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for a named executive officer.

FISCAL 2007 PERQUISITES AND PERSONAL BENEFITS
	Personal Air Travel	Security	Relocation	Other	Total
Robert A. Iger	$65,284	$660,168	—	$14,400	$739,852
Thomas O. Staggs	34,456	—	—	28,364	62,820
Alan N. Braverman	13,967	—	—	28,726	42,693
Kevin A. Mayer	—	—	—	11,743	11,743
Wesley A. Coleman	—	—	$303,967	28,262	332,229

The incremental cost of the items specified above was determined as follows:

•

Personal air travel:    the actual catering costs, landing and ramp fees, fuel costs and costs incurred by flight crew plus a per hour charge based on the average hourly maintenance costs for the aircraft during the year for flights that were purely personal in nature, and a pro rata portion of catering costs where personal guests accompanied executives on flights that were business in nature.

•	Security: actual costs incurred by the Company for providing security equipment and services.

•	Relocation expenses: a resettlement allowance paid to the executive plus the actual costs incurred by the Company for travel, temporary living expenses, real estate costs (including costs of guaranteeing the sale price of a former residence) and household goods and automobile shipment.

The column labeled “Other” in the table above includes the incremental cost to the Company of the vehicle benefit and, for those named executive officers who elected to receive it, reimbursement of up to $450 for health club membership or exercise equipment, reimbursement of up to $1,500 for an annual physical exam and reimbursement of expenses for financial consulting. Executives also are entitled to the other benefits described in the Compensation Discussion and Analysis under “Benefits and Perquisites,” which either involved no incremental cost to the Company or are offered through programs that are available to substantially all of the Company’s salaried employees.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Grants of Plan Based Awards

The following table provides information concerning the range of awards available to named executive officers under the Company’s management incentive bonus program for fiscal 2007 and information concerning option and restricted stock unit awards made to named executive officers during fiscal 2007. Additional information regarding the amounts in each column follows the table.

FISCAL 2007 GRANTS OF PLAN BASED AWARDS
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Closing Price of Shares Underlying Options	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Robert A. Iger	1/10/07					187,000						$5,830,876
	1/10/07								377,778	$34.27	$34.49	3,494,447
	6/27/07					61,665		268				1,924,227
		$2,030,000	$7,250,000	$17,400,000
Thomas O. Staggs	1/10/07					59,400						1,852,098
	1/10/07								120,000	34.27	34.49	1,110,000
	6/27/07					28,268		819				958,743
		$630,000	$2,250,000	$5,400,000
Alan N. Braverman	1/10/07					45,540						1,419,990
	1/10/07								92,000	34.27	34.49	851,000
	6/27/07					13,930		471				457,385
		$490,000	$1,750,000	$4,200,000
Kevin A. Mayer	1/10/07					21,780						679,062
	1/10/07								44,000	34.27	34.49	407,000
	6/27/07					2,798						90,566
		$168,000	$600,000	$1,440,000
Wesley A. Coleman	11/28/06					40,000						1,308,400
	11/28/06								185,000	32.70	32.89	1,670,550
	6/27/07					2,360						79,612
		$168,000	$600,000	$1,440,000

Grant date.    The Compensation Committee awarded the annual grant of stock options and restricted stock units for fiscal 2007 on January 10, 2007. Mr. Coleman received a grant on November 28, 2006, the first Compensation Committee meeting following the date his employment with the Company began. The Compensation Committee also awarded restricted stock units on June 27, 2007 to compensate for the dilutive effect of the Company’s spin-off of the ABC Radio business. The Compensation Committee made awards under the Management Incentive Bonus Program on January 9, 2008.

Estimated Future Payouts Under Non-equity Incentive Plan Awards.    As described in the Compensation Discussion and Analysis, the Compensation Committee sets target bonuses at the beginning of the fiscal year under the Company’s Management Incentive Bonus Program and the Amended and Restated 2002 Executive Performance Plan, and bonuses for named executive officers will, except in special circumstances such as unusual challenges or extraordinary successes, range from 35% to 200% of the target amount based on financial performance factors and other performance factors for the fiscal year, plus or minus 20% based on the adjustment for total shareholder return, but the bonus may be zero if performance factors fall below threshold amounts or less than the calculated amounts if the Committee otherwise decides to reduce the bonus. This column shows the range of bonus amounts for each named executive officer from the threshold to the maximum based on the target set at the beginning of the fiscal year. The actual amounts awarded for fiscal 2007 are set forth in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

Estimated Future Payouts Under Equity Incentive Plan Awards.    This column sets forth the number of restricted stock units awarded to the named executive officers during fiscal 2007 pursuant to the

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Amended and Restated 2005 Stock Incentive Plan that are subject to performance tests as described below and/or to the test to assure eligibility for deduction under Section 162(m). These include:

•

units awarded to each of the named executive officers other than Mr. Coleman as part of the annual grant in January 2007, 50% of which are subject to the total shareholder return test described in the Compensation Discussion and Analysis under the heading “Vesting of Restricted Stock Units” and all of which are subject to the test to assure eligibility under Section 162(m);

•

units awarded to Mr. Coleman in November 2006 in connection with the commencement of his employment (which are time-vesting units but are subject to the test to assure eligibility under Section 162(m)); and

•

those units awarded to each of the named executive officers to compensate for the dilutive effect of the Company’s spin-off of the ABC Radio business in June 2007 that are subject to performance tests as described in the Compensation Discussion and Analysis under the heading “Fiscal 2007 Decisions—Long-Term Incentive Compensation.”

Vesting dates for all restricted stock units held as of the end of fiscal year 2007 are described under “Outstanding Equity Awards,” below.

In each of the cases described above, if applicable tests are met on the applicable vesting dates, the named executive officer will be entitled to the number of shares in the “target” column plus any units received as dividend equivalents prior to vesting. When dividends are distributed to stockholders, dividend equivalents are credited in an amount equal to the dollar amount of dividends on the number of units held on the dividend record date divided by the fair market value of the Company’s shares of common stock on the dividend distribution date.

All Other Stock Awards: Number of Shares of Stock or Units.    This column sets forth those restricted stock units awarded to each of the named executive officers pursuant to the Amended and Restated 2005 Stock Incentive Plan to compensate for the dilutive effect of the Company’s spin-off of the ABC Radio business in June 2007 that are not subject to performance tests or the test to assure eligibility for deduction under Section 162(m), and the vesting dates of these restricted stock units are described under “Outstanding Equity Awards,” below.

All Other Option Awards: Number of Securities Underlying Options.    This column sets forth options awarded to the named executive officers pursuant to the Amended and Restated 2005 Stock Incentive Plan as part of the annual grant in January 2007 and options awarded to Mr. Coleman in November 2006 in connection with the commencement of his employment. Vesting dates for these options are described under “Outstanding Equity Awards,” below. The options expire seven years after the date of grant.

Exercise or Base Price of Option Awards; Grant Date Closing Price of Shares Underlying Options.    These columns set forth the exercise price for each option grant and the closing price of the Company’s common stock on the date of grant. The exercise price is equal to the average of the high and low trading price on the grant date, which may be higher or lower than the closing price on the grant date.

Grant Date Fair Value of Stock and Option Awards.    This column sets forth the grant date fair value of stock and option awards calculated in accordance with FAS 123R. The grant date fair value of all restricted stock unit awards is equal to the number of units awarded times the average of the high and low trading price of the Company’s common stock on the grant date subject to discounts for restricted stock units that have performance vesting conditions. The discounts are determined using a Monte Carlo simulation that determines the probability that the performance targets will be achieved. The grant-date fair values of options were calculated using the binomial model. The assumptions used in estimating the fair value of options are set forth in footnote 11 to the Company’s Audited Financial Statements for fiscal year 2007.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Outstanding Equity Awards

The following table provides information concerning unexercised options and unvested restricted stock unit awards held by the named executive officers of the Company as of September 29, 2007. Information regarding the amounts in the columns follows the table.

OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2007
		Option Awards					Stock Awards
										Equity Incentive Plan Awards
	Grant Date	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Units That Have Not Vested		Market Value of Unearned Units That Have Not Vested
		Exercisable	Unexercisable
Robert A. Iger	02/23/99	2,000,000	—		$35.19	02/23/09	—		—	—		—
	01/24/00	19,353	—		132.57	01/24/10	—		—	—		—
	11/27/01	1,750,000	—		21.05	11/27/11	—		—	—		—
	06/27/05	137,120	137,121	(A)	25.81	06/27/12	—		—	171,673	(B)	$5,903,834
	10/02/05	—	—		—	—	—		—	516,695	(C)	17,769,145
	01/09/06	102,750	308,250	(D)	24.87	01/09/13	20,554	(E)	$706,851	218,746	(F)	7,522,678
	01/10/07	—	377,778	(G)	34.27	01/10/14	—		—	189,472	(H)	6,515,958
	06/27/07	—	—		—	—	—		—	47,355	(I)	1,628,538
Thomas O. Staggs	04/21/98	420,000	—		$38.57	04/21/08	—		—	—		—
	11/22/99	1,110,000	—		26.81	11/22/09	—		—	—		—
	01/24/00	27,095	—		132.57	01/24/10	—		—	—		—
	01/28/02	600,000	—		22.20	01/28/12	—		—	—		—
	01/22/04	—	—		—	—	9,520	(J)	$327,377	—		—
	01/03/05	—	—		—	—	9,296	(K)	319,678	—		—
	06/27/05	62,683	62,684	(A)	25.80	06/27/12				78,480	(B)	$2,698,920
	01/09/06	38,500	115,500	(D)	24.87	01/09/13	20,554	(E)	706,851	82,796	(F)	2,847,369
	1/10/07	—	120,000	(G)	34.27	01/10/14	23,360	(L)	803,344	60,185	(H)	2,069,775
	06/27/07	—	—		—	—	—		—	25,378	(I)	872,749
Alan N. Braverman	01/24/00	120,000	—		$32.88	01/24/10	—		—	—		—
	02/05/01	120,000	—		30.23	02/05/11	—		—	—		—
	01/28/02	197,500	—		22.20	01/28/12	—		—	—		—
	01/24/03	84,000	—		17.14	01/24/13	—		—	—		—
	03/19/03	60,000	—		16.70	03/19/13	—		—	—		—
	01/22/04	112,500	37,500	(M)	24.64	01/22/14	20,391	(J)	$701,261	—		—
	04/25/04	—	—		—	—	—		—	130,297	(N)	$4,480,915
	01/03/05	30,000	30,000	(O)	28.04	01/03/12	9,296	(K)	319,678	18,717	(P)	643,682
	01/09/06	21,750	65,250	(D)	24.87	01/09/13	14,388	(E)	494,809	47,020	(F)	1,617,024
	01/10/07	—	92,000	(G)	34.27	01/10/14	12,419	(L)	427,091	46,142	(H)	1,586,827
	06/27/07	—	—		—	—	—		—	10,504	(I)	361,233
Kevin A. Mayer	06/27/05	60,000	60,000	(A)	$25.81	06/27/12	—		—	—		—
	01/09/06	10,000	30,000	(D)	24.87	01/09/13	—		—	24,471	(F)	$841,556
	01/10/07	—	44,000	(G)	34.27	01/10/14	—		—	22,068	(H)	758,917
	06/27/07	—	—		—	—	—		—	2,191	(I)	75,348
Wesley A. Coleman	11/28/06	—	185,000	(Q)	$32.71	11/28/13	—		—	40,887	(R)	$1,406,108
	6/27/07	—	—		—	—	—		—	1,826	(I)	62,796

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Number of Securities Underlying Unexercised Options: Exercisable and Unexercisable.    These columns report, for each officer and for each grant made to the officer, the number of shares of common stock that can be acquired upon exercise of outstanding options. The vesting schedule for each grant with unexercisable options is shown under “Vesting Schedule,” below with options identified by the letter following the number of shares underlying options that are unexercisable. Vesting of options held by named executive officers may be accelerated in the circumstances described under “Payments and Rights on Termination,” below.

Number; Market Value of Shares or Units of Stock That Have Not Vested.    These columns report the number and market value, respectively, of shares underlying each grant of restricted stock units to each officer that is not subject to performance vesting conditions or the test to assure eligibility of deduction pursuant to Section 162(m). The number of shares includes dividend equivalent units that have accrued for dividends payable through September 29, 2007. The market value is equal to the number of shares underlying the units times the closing market price of the Company’s common stock on Friday, September 28, 2007, the last trading day of the Company’s fiscal year. The vesting schedule for each grant is shown below, with grants identified by the letter following the number of shares underlying the grant. Vesting of restricted stock units held by named executive officers may be accelerated in the circumstances described under “Payments and Rights on Termination,” below.

Number; Market Value of Unearned Units That Have Not Vested.    These columns report the number and market value, respectively, of shares underlying each grant of restricted stock units to each officer that is subject to performance vesting conditions or the test to assure eligibility for deduction pursuant to Section 162(m). The number of shares includes dividend equivalent units that have accrued for dividends payable through September 29, 2007 and includes units awarded to compensate for the dilutive effect of the

Company’s spin-off of the ABC Radio business. The market value is equal to the number of shares underlying the units times the closing market price of the Company’s common stock on Friday, September 28, 2007, the last trading day of the Company’s fiscal year. The vesting schedule and performance tests and/or the test to assure eligibility under Section 162(m) is shown under “Vesting Schedule,” below.

Vesting Schedule.    The options reported above that are not yet exercisable and restricted stock units that have not yet vested are scheduled to become exercisable and vest as set forth below.

(A)	Options granted June 27, 2005: One half of the remaining unexercisable options are scheduled to become exercisable on each of June 27, 2008 and 2009.

(B)	Restricted stock units granted June 27, 2005 subject to performance tests: One half of the unvested units outstanding on September 29, 2007 vested on November 27, 2007. The remaining units are scheduled to vest on June 27, 2009, subject to determination following the completion of fiscal year 2009 that the test to assure eligibility under Section 162(m) was satisfied for the two fiscal years ending 2009.

(C)

Restricted stock units granted October 2, 2005 subject to performance tests: This grant, which was awarded to Mr. Iger in connection with the commencement of his employment agreement, is subject to a total shareholder return test and the test to assure eligibility for deduction pursuant to Section 162(m). With respect to this grant, the Company’s total shareholder return from the grant date until the end of the applicable measurement period must meet or exceed the total shareholder return for the S&P 500 index for the same period. There are three measurement periods: one ending on September 27, 2008; one ending on October 3, 2009 and one ending on October 2, 2010. This total shareholder return condition may be satisfied as to 60% of the units

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

as of September 27, 2008; 80% of the units (reduced by any such units that become vested as of September 27, 2008) as of October 3, 2009; and 100% of the units (reduced by any such units that become vested as of September 27, 2008 or October 3, 2009) as of October 2, 2010. These units are also subject to a test to determine whether they are eligible for deductibility consistent with Section 162(m), and the Compensation Committee has determined that the test for the portion of the award that is scheduled to vest in 2008 will be an adjusted net income test for fiscal 2008 and the test for the portion of the award that is scheduled to vest in 2009 will be an adjusted net income test for fiscal 2008 and 2009 combined. The Committee has not determined what test will apply for the portion of the award that is scheduled to vest in 2010. Any units that do not vest on a measurement date because an applicable performance test was not met may nonetheless vest as of a later measurement date if both tests are met on any subsequent measurement date.

(D)	Options granted January 9, 2006: One third of the options that were not exercisable on September 29, 2007 became exercisable on January 9, 2008. One half of the remaining unexercisable options are scheduled to become exercisable on each of January 9, 2009 and 2010.

(E)	Restricted stock units granted January 9, 2006 not subject to further performance tests: One half of the remaining units vested on January 9, 2008 and the remaining units are scheduled to vest January 9, 2010.

(F)	Restricted stock units granted January 9, 2006 subject to performance tests: One quarter of the remaining units vested on January 9, 2008 and the remaining units are scheduled to vest January 9, 2010, subject to determination that the test to assure eligibility under Section 162(m) was satisfied with respect to the two fiscal years ending during the prior calendar year, except that vesting of two-thirds of the units scheduled to vest on that date are also subject to satisfaction of the total shareholder return test described under “Compensation Discussion and Analysis—Determination of Compensation—Long-term Incentive Compensation—Vesting of Restricted Stock Units,” above.

(G)	Options granted January 10, 2007: One fourth of the options that were not exercisable on September 29, 2007 became exercisable on January 10, 2008. One third of the remaining unexercisable options are scheduled to become exercisable on each of January 10, 2009, 2010 and 2011.

(H)	Restricted stock units granted January 10, 2007 subject to performance tests: One half of the units are scheduled to vest on each of January 10, 2009 and 2011, in each case subject to determination that the test to assure eligibility under Section 162(m) was satisfied with respect to the two fiscal years ending during the prior calendar year, except that vesting of half of the units scheduled to vest on each date are also subject to satisfaction of the total shareholder return test described under “Compensation Discussion and Analysis—Determination of Compensation—Long-term Incentive Compensation—Vesting of Restricted Stock Units,” above.

(I)	Restricted stock units granted June 27, 2007 subject to performance tests: These units vested on September 27, 2007 for Mr. Iger, August 21, 2007 for Mr. Staggs, and October 16, 2007 for Mr. Braverman, and are scheduled to vest on August 3, 2008 for Mr. Mayer and August 28, 2009 for Mr. Coleman, in each case subject to determination that the test to assure eligibility under Section 162(m) was satisfied with respect to fiscal year 2008.

(J)	Restricted stock units granted January 22, 2004 not subject to further performance tests: These units are scheduled to vest January 22, 2008.

(K)	Restricted stock units granted January 3, 2005 not subject to further performance tests: These units are scheduled to vest January 3, 2009.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

(L)	Restricted stock units granted January 10, 2007 not subject to further performance tests: One half of these units are scheduled to vest on each of January 10, 2009 and 2011.

(M)	Options granted January 22, 2004: All remaining unexercisable options are scheduled to become exercisable January 22, 2008.

(N)	Restricted stock units granted April 25, 2004 subject to performance tests: All remaining units are scheduled to vest on April 25, 2008, subject to determination that the test to assure eligibility under Section 162(m) was satisfied with respect to the two fiscal years ending in 2008, except that vesting of half of the units scheduled to vest are also subject to satisfaction of the total shareholder return test described under “Compensation Discussion and Analysis—Determination of Compensation—Long-term Incentive Compensation—Vesting of Restricted Stock Units,” above.

(O)	Options granted January 3, 2005: One half of the options that were unexercisable on September 29, 2007 became exercisable on January 3, 2008 and the remaining options are scheduled to become exercisable on January 3, 2009.

(P)	Restricted stock units granted Jan uary 3, 2005 subject to performance tests: All remaining units are scheduled to vest on January 3, 2009, subject to determination that the test to assure eligibility under Section 162(m) was satisfied with respect to the two fiscal years ending in 2008, except that vesting of half of the units scheduled to vest are also subject to satisfaction of the total shareholder return test described under “Compensation Discussion and Analysis—Determination of Compensation—Long-term Incentive Compensation—Vesting of Restricted Stock Units,” above.

(Q)	Options granted November 28, 2006: One half of the options that were not exercisable on September 29, 2007 are scheduled to become exercisable on November 28, 2008 and one quarter are scheduled to become exercisable on each of November 28, 2009 and 2010.

(R)	Restricted stock units granted November 28, 2006 subject to performance tests: One half of the remaining units are scheduled to vest on each of November 28, 2008 and 2010, in each case subject to determination that the test to assure eligibility under Section 162(m) was satisfied with respect to the two fiscal years ending in 2008 and 2010 respectively.

Option Exercises and Stock Unit Vesting During Fiscal 2007

The following table provides information concerning exercises of options and vesting of restricted stock units held by the named executive officers during fiscal 2007. Information regarding the amounts in the columns follows the table.

FISCAL 2007 OPTION EXERCISE AND STOCK VESTED
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert A. Iger	—	—	130,076	$4,299,015
Thomas O. Staggs	—	—	152,267	5,062,551
Alan N. Braverman	—	—	172,219	5,754,286
Kevin A. Mayer	—	—	—	—
Wesley A. Coleman	—	—	—	—

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

The value realized on exercise of stock awards is equal to the closing market price of the Company’s common stock on the date of vesting times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

Equity Compensation Plans

The following table summarizes information, as of September 29, 2007, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

EQUITY COMPENSATION PLANS
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	204,359,794(3)	$27.32(4)	53,445,102(5)
Equity compensation plans not approved by security holders	—	—	—
Total(2)	204,359,794(3)	$27.32(4)	53,445,102(5)

1 These plans are the Company’s Amended and Restated 2005 Stock Incentive Plan, 1995 Stock Option Plan for Non-Employee Directors, Amended and Restated 1995 Stock Incentive Plans, Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan, The Walt Disney Company/Pixar 1995 Stock Plan, and The Walt Disney Company/Pixar 2004 Equity Incentive Plan (Disney/Pixar Plans were assumed by the Company in connection with the acquisition of Pixar).

2 Does not include 78,851 shares, at a weighted average exercise price of $162.51, granted under plans assumed in connection with acquisition transactions (other than the Disney/Pixar Plans) and under which no additional options may be granted.

3 Includes an aggregate of 27,031,320 restricted stock units and performance-based restricted stock units. Also includes options to purchase an aggregate of 36,921,111 shares, at a weighted average exercise price of $19.41, and 1,788,925 restricted stock units, in each case granted under plans assumed by the Company in connection with the acquisition of Pixar, which plans were approved by the shareholders of Pixar prior to the Company’s acquisition.

4 Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based restricted stock units.

5 Includes 411,430 securities available for future issuance under plans assumed by the Company in connection with the acquisition of Pixar, which plans were approved by the shareholders of Pixar prior to the Company’s acquisition.

Pension Benefits

The Company maintains a tax-qualified, noncontributory retirement plan, called the Disney Salaried Retirement Plan, for salaried employees who have completed one year of service. Benefits are based on a percentage of total average monthly compensation plus a portion of average monthly compensation that exceeds $2,500 multiplied by years of credited service. Average monthly compensation is equal to base salary and excludes other compensation such as bonuses and equity compensation and is calculated based on the highest five consecutive years of compensation during the ten year period prior to termination or retirement, whichever is earlier. In addition, each participant receives a flat dollar amount derived from a table based solely on years and hours of service. Retirement benefits are non-forfeitable after five years of vesting service, or at age 65 after one year of service. After five years of vesting service, actuarially reduced benefits are paid to participants who retire before age 65 but on or after age 55.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

In calendar year 2007, the maximum compensation limit under a tax-qualified plan was $225,000, and the maximum annual benefit that may be accrued under a tax-qualified defined benefit plan was $180,000. To provide additional retirement benefits for key salaried employees, the Company maintains a supplemental nonqualified, unfunded plan, the Amended and Restated Key Plan, which provides retirement benefits in excess of the compensation limitations and maximum benefit accruals under tax-qualified plans. This plan recognizes deferred amounts of base salary for purposes of determining applicable retirement benefits and benefits are otherwise calculated on the same basis as under the tax-qualified plan.

Company employees (including two of the named executive officers) who transferred to the Company from ABC, Inc. after the Company’s acquisition of ABC are also entitled to benefits under the ABC, Inc. Retirement Plan. Benefits under that plan are based on a percentage of average compensation and years of credited service, less an actuarially determined Social Security offset, while a participant under the plan. Average compensation is based on the highest five consecutive years of compensation during the last ten-year period of active plan participation, and compensation includes salary and bonus, but excludes equity income (except to the extent that the annual bonus is paid as equity), fringe benefits and expense allowances. Like the Company’s Amended and Restated Key Plan, the Benefits Equalization Plan of ABC, Inc., is a non-qualified, non-funded plan that provides eligible participants retirement bene-

fits in excess of the compensation limits and maximum benefit accruals that apply to tax-qualified plans. In addition, a term of the 1995 purchase agreement between ABC, Inc. and the Company provides that employees transferring employment to coverage under a Disney pension plan will receive an additional benefit under Disney plans equal to (a) the amount the employee would receive under the Disney pension plans if all of his or her ABC service were counted under the Disney pension less (b) the combined benefits he or she receives under the ABC plan (for service prior to the transfer) and the Disney plan (for service after the transfer).

Both Mr. Iger and Mr. Braverman transferred from ABC, and each receives a pension benefit to bring his total benefit up to the amount he would have received if all his years of service had been credited under the Disney plans. (The effect of these benefits is reflected in the present value of benefits under the Disney plans in the table below).

Both Mr. Iger and Mr. Braverman are currently eligible for early retirement. The early retirement reduction for the Disney Salaried Retirement Plan and the Restated and Amended Key Plan is 50% at age 55, decreasing to 0% at age 65. The early retirement reduction for the ABC, Inc., Retirement Plan, and the Benefit Equalization Plan of ABC, Inc. is 28% at age 55, decreasing to 0% at age 62 (the Social Security offset reduction at age 55 is 42%, decreasing to 0% at age 62). Mr. Coleman meets the age requirement for early retirement, but he has only one year of credited service and is not yet vested.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

The following table sets forth the present value to each of the named executive officers of the pension benefits to which they are entitled under each of the plans described above. The present values assume each officer retires at age 65 for purposes of the Disney Salaried Retirement Plan and the Amended and Restated Key Plan and age 62 for purposes of the ABC, Inc. Retirement Plan, and the Benefit Equalization Plan of ABC, Inc. Age 65 is the normal retirement age under each of the plans and is also the age at which unreduced benefits are payable under the Disney plans; the earliest age at which unreduced benefits are payable under the ABC plans is age 62. The values also assume straight life annuity payment for an unmarried participant. Participants may elect other actuarially reduced forms of payment, such as joint and survivor benefits and payment of benefits for a period certain irrespective of the death of the participant.

FISCAL YEAR END 2007 PENSION BENEFITS
Name	Plan Name	Number of Years of Credited Service at Fiscal Year End	Present Value of Accumulated Benefit at Fiscal Year End	Payments During Last Fiscal Year
Robert A. Iger	Disney Salaried Retirement Plan	8	$312,750	—
	Disney Amended and Restated Key Plan	8	2,251,857	—
	ABC, Inc. Retirement Plan	25	594,575	—
	Benefit and Equalization Plan of ABC, Inc.	25	4,694,166	—

	Total		7,853,348	—
Thomas O. Staggs	Disney Salaried Retirement Plan	18	278,813	—
	Disney Amended and Restated Key Plan	18	908,991	—

	Total		1,187,804	—
Alan N. Braverman	Disney Salaried Retirement Plan	5	319,085	—
	Disney Amended and Restated Key Plan	5	314,215	—
	ABC, Inc. Retirement Plan	9	211,759	—
	Benefit and Equalization Plan of ABC, Inc.	9	1,180,608	—

	Total		2,025,667	—
Kevin A. Mayer	Disney Salaried Retirement Plan	10	141,063	—
	Disney Amended and Restated Key Plan	10	107,515	—

	Total		248,578	—
Wes Coleman	Disney Salaried Retirement Plan	1	30,408	—
	Disney Amended and Restated Key Plan	1	48,477	—

	Total		78,885	—

The present values were calculated using the assumptions set forth in footnote 9 to the Company’s Audited Financial Statements for fiscal year 2007 and using 2007 FAS factors based on RP2000 white collar combined mortality table projected 10 years for males and females at 6.35% interest. The lump sum present values shown in the table are not available as forms of payment under the plans.

Deferred Compensation

The Company does not now defer current compensation of any named executive officer, but from 2000 to 2005, $500,000 per year of Mr. Iger’s annual salary was deferred until no less than 30 days after Mr. Iger is no longer subject to Section 162(m) of the Internal Revenue Code. Mr. Iger’s employment agreement provides that the portion of Mr. Iger’s base salary that was deferred pursuant to his prior employment agreement will be paid, together with interest at the applicable federal rate for mid-term treasuries, reset annually, no later than 30 days after Mr. Iger is no longer subject to the provisions of Section 162(m) of the Internal Revenue Code (or at such later date as is necessary to avoid the imposition of an additional tax on Mr. Iger under Section 409A of the Internal Revenue Code).

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

The interest rate is adjusted annually in March and the weighted average interest rate for fiscal 2007 was 4.71%.

The following table sets forth the earnings on the deferred amount in fiscal 2007 and the aggregate balance including accumulated earnings as of September 29, 2007. There were no additions during the fiscal year to the deferred amount by either the Company or Mr. Iger other than these earnings and no withdrawals during the fiscal year. Because the earnings during this year and previous years were not above market or preferential, these amounts are not included in the Summary Compensation Table.

FISCAL 2007 NONQUALIFIED DEFERRED COMPENSATION
Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
$ 154,458	$3,430,929

Payments and Rights on Termination

Our named executive officers may receive compensation in connection with the termination of their employment. The availability, nature and amount of this compensation depend on whether their employment terminates because of:

•	death or disability;

•	the Company’s termination of the executive without cause or the executive’s decision to terminate because of action the Company takes or fails to take;

•	the Company’s termination of the employee for cause; or

•	expiration of an employment agreement, retirement or other voluntary termination.

The compensation that each of our named executive officers may receive under each of these termination circumstances is described below, including quantification of the amount each executive would have become entitled to assuming a termination on September 29, 2007 under the circumstances described.

Any actual compensation received by our named executive officers in the circumstances described below may be different than we describe because many factors affect the amount of any compensation received. These factors include: the date of the executive’s termination of employment; the executive’s base salary at the time of termination; the Company’s stock price at the time of termination; and the executive’s age and service with the Company at the time of termination. In addition, although the Company has entered into individual agreements with most of our named executive officers, in connection with a particular termination of employment the Company and the named executive officer may mutually agree on severance terms that vary from those provided in pre-existing agreements.

In each of the circumstances described below, our executive officers are entitled to earned, unpaid salary and unconditionally vested accrued benefits. In Mr. Iger’s case, this includes the deferred salary and interest earned on it as described under “Deferred Compensation,” above. This earned compensation is not described or quantified below because the amount of compensation to which the officer is entitled does not change because of the termination, but we do describe and quantify benefits that continue beyond the date of termination that are in addition to those provided for in the applicable benefit plans. The executive’s accrued benefits include the pension benefits described under “Pension Benefits,” above, which will become payable if the executive officer has reached retirement age. Messrs. Iger and Braverman each would have been entitled to early retirement benefits if their employment had terminated on September 29, 2007. Except to the extent that pension benefits are different from those described under “Pension Benefits” above because of the circumstances of termination, the nature and amount of pension benefits are not described or quantified below.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Death and Disability

Mr. Iger.    Mr. Iger’s employment agreement provides that if he dies or his employment terminates because of disability during the term of the agreement, he (or his estate) will receive the following compensation and rights:

•

A bonus for any fiscal year that had been completed at the time of his death or termination of employment due to disability but for which the bonus had not yet been paid. The amount of the bonus will be determined by the Compensation Committee using the same criteria used for determining a bonus as if Mr. Iger remained employed.

•

The 500,000 restricted stock units (plus any dividend equivalent units that had accrued with respect to those units) awarded to Mr. Iger in connection with the signing of his employment agreement will immediately vest and become payable.

•	Any options awarded to Mr. Iger prior to 2005 that remain unvested will immediately become exercisable.

In addition, Mr. Iger is eligible for participation in the Company’s Family Income Assurance Plan, which provides that, in the event of the death of a participating key executive while employed by the Company, the eligible spouse, same sex domestic partner or dependent child is entitled to receive an amount equal to 100% of the executive’s salary in effect at the date of death for the first year after such date of death, 75% thereof during the second year, and 50% thereof during the third year.

Mr. Staggs and Mr. Braverman.     Mr. Staggs’ and Mr. Braverman’s respective employment agreements each provide that if he dies or his employment terminates because of disability during the term of the agreement, he (or his estate) will receive the following compensation:

•	Payments equal to 100% of his then current salary for 12 months, 75% of his then current salary for an additional 12 months and 50% of his then current salary for another 12 months.

•

A bonus for any fiscal year that had been completed at the time of his death or termination of employment due to disability but for which the bonus had not yet been paid. The amount of the bonus will be equal to the average of the bonuses he received for the last two fiscal years in which a bonus was awarded, except that if the performance tests for the year established pursuant to Section 162(m) of the Internal Revenue Code have not been met and no bonuses are paid to executives subject to Section 162(m) for that year, then he will not receive a bonus for the completed fiscal year.

•

A bonus for the fiscal year in which he dies or his employment terminates due to disability. The amount of this bonus will be equal to a pro-rata portion of the average of the bonuses he received for the last two years for which a bonus was awarded (unless the bonus awarded for the most recent fiscal year was based on the average of the two prior years as provided above, in which case the bonus will be determined based on the average of the two prior years).

Mr. Coleman and Mr. Mayer.     Mr. Coleman’s employment agreement does not address compensation in the event of death or disability, and Mr. Mayer does not have an employment agreement. They are entitled to disability compensation under disability benefit plans and death benefits under life insurance plans offered by the Company to all full time employees to the extent they elect to pay the premiums for participation, but are not otherwise entitled to compensation in the event of death or disability beyond their compensation and benefits accrued at the time of their death or termination of employment and rights under equity compensation plans described below.

Equity Compensation Plans.    In addition to the compensation and rights in the employment agreements described above, all options awarded to each of the named executive officers under the Amended and Restated 1995 Stock Incentive Plan and the Amended and Restated 2005 Stock Incentive Plan (which we refer to as the 1995 and 2005 Plans, respectively) will

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

become exercisable upon the death of the executive, and all restricted stock units awarded to them under the plans will, to the extent the units had not previously been forfeited, vest and become payable upon the death or disability of the executive.

Pension Plans.    Each of the pension plans applicable to the named executive officers continues to credit service under the plan to a participant whose employment is terminated due to disability if the participant has at least ten years of service and he or she terminates employment between age 55 and 65. At September 29, 2007, Messrs. Iger and Braverman qualified for crediting under each of the plans in which they participate. The actuarial present value of this crediting is included in the table below.

The following table provides the value of benefits each of our executive officers would have received if their employment had terminated on September 29, 2007 as a result of death or disability. The value of option acceleration is equal to the difference between the market price of shares of the Company’s common stock on September 28, 2007 (the last trading day before September 29, 2007) and the weighted average exercise price of the options times the number of options that would accelerate as a result of termination. The value of restricted stock unit acceleration is equal to the market price of shares of the Company’s common stock on September 28, 2007 and the number of units that would accelerate as a result of termination.

DEATH AND DISABILITY
	Cash Payment	Option Acceleration (only upon death)	Restricted Stock Unit Acceleration	Pension Benefits (only upon disability)
Robert A. Iger	$18,170,686	$4,160,487	$40,047,005	$1,943,110
Thomas O. Staggs	6,244,075	1,651,939	10,646,085	—
Alan N. Braverman	4,911,763	1,188,928	10,632,528	1,142,823
Kevin A. Mayer	—	806,680	1,486,092	—
Wesley A. Coleman	—	310,800	1,468,904	—

Termination without Cause or for Good Reason

Mr. Iger.    Mr. Iger’s employment agreement provides that if his employment is terminated by the Company without cause, or by Mr. Iger with good reason, he will receive the following compensation and rights:

•

A severance payment equal to two times the sum of his then current base salary and average bonus payable to him for the last three completed fiscal years for which the bonus has been determined at the time of the termination. In determining the average bonus, the bonus for any year for which no bonus is received shall be zero. Payment of the severance payment is subject to Mr. Iger executing a mutual release of liability in sub-

stantially the form attached to his employment agreement.

•

Any restricted stock and unvested stock units subject to performance vesting requirements will remain outstanding until the next date on which any such awards could vest. If the performance conditions for vesting are met at that date, a pro rata portion of the award or units that would have vested at that measurement date will vest on that date (based on the number of days of the employment agreement served as a portion of the number of days from October 1, 2005 to the measurement date). Unless his termination follows a change in control as discussed below, all other stock awards and stock units with performance vesting requirements will be forfeited.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

•

Any options issued to Mr. Iger prior to 2005 will immediately become exercisable to the extent they had not previously been exercisable and all pre-2005 options will remain exercisable for the period specified in the applicable option agreements.

•

Mr. Iger and his eligible dependants will be entitled to continue participating in all medical, dental and hospitalization benefit plans until the earlier of 24 months following the date of termination and the date Mr. Iger receives equivalent coverage and benefits from a subsequent employer. If this continuation of benefits conflicts with any law or regulation or has adverse tax consequences for Mr. Iger, the Company or other program participants, Mr. Iger will receive the economic equivalent of the continuation of benefits including compensation for the tax costs of receiving the economic equivalent rather than the benefits.

•

If any of the foregoing compensation or rights would be subject to excise tax as an “excess parachute payment” under federal income tax rules, the Company has agreed to pay Mr. Iger an additional amount to compensate for the incremental tax costs to Mr. Iger of such payments.

Under Mr. Iger’s employment agreement, termination without cause means any termination other than a termination for cause (as defined below) or a termination due to disability. Termination with good reason means a termination by Mr. Iger following notice given to the Company within three months of his having actual notice of the occurrence of any of the following events (except that the Company will have 30 days after receipt of the notice to cure the conduct specified in the notice): (i) a reduction in any of Mr. Iger’s base salary, annual target bonus opportunity or annual target long-term incentive award opportunity; (ii) the failure to elect or reelect him as a member of the Board, or his removal from the position of chief executive officer; (iii) his removal from the position of president (other than in connection with the appointment of another person who is acceptable to him to serve as president); (iv) a material reduction in his duties and responsibilities (other than in connection with the appointment of another person to serve as president); (v) the assignment to him of duties that are materially inconsistent with his position or duties or that materially impair his ability to function as chief executive officer and any other position in which he is then serving; (vi) relocation of his principal office to a location that is both more than 50 miles from Manhattan and more than 50 miles outside of the greater Los Angeles area; or (vii) a material breach of any material provision of the agreement by the Company.

Mr. Iger is not required to seek other employment to obtain compensation to offset the amounts payable by the Company as described above and compensation resulting from subsequent employment will not be offset against amounts described above except that continuation of medical benefits may be terminated if Mr. Iger receives equivalent coverage and benefits as described above.

Mr. Staggs and Mr. Braverman. Mr. Staggs’ and Mr. Braverman’s respective employment agreements each provide that if his employment is terminated by the Company in breach of his employment agreement or by him after certain actions by the Company (described below) he will receive the following compensation and rights:

•	Salary for the remainder of the term of the employment agreement (through March 31, 2008 in the case of Mr. Staggs and September 30, 2008 in the case of Mr. Braverman).

•

All options held by him will become exercisable to the extent they had not previously been exercisable, and remain exercisable for three months in the case of Mr. Staggs and for 18 months in the case of Mr. Braverman (or until their expiration date, if earlier).

•	All restricted stock units will vest.

•	A bonus for any fiscal year that had been completed at the time of termination but for which the bonus had not yet been paid. The amount of the bonus will be

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

equal to the average of the bonuses awarded for the last two fiscal years in which a bonus was awarded, except that if the performance tests for the year established pursuant to Section 162(m) of the Internal Revenue Code have not been met and no bonuses are paid to executives subject to Section 162(m) for that year, then he will not receive a bonus for the completed fiscal year.

•

A bonus for the fiscal year in which his employment terminates. The amount of this bonus will be equal to a pro-rata portion of the average of the bonus he received for the last two years for which a bonus was awarded.

•

If any of the compensation or rights described above would be subject to excise tax as an “excess parachute payment” under federal income tax rules, the Company has agreed to pay an additional amount (not to exceed $4 million in the case of Mr. Staggs and $2 million in the case of Mr. Braverman) to compensate for the incremental tax costs of such compensation.

Under Mr. Staggs’ and Mr. Braverman’s employment agreements, each may terminate his employment and receive the compensation and rights described above upon at least 30 days’ notice given to the Company within 60 days following the occurrence of any of the following events without his consent (except that the Company will have 20 days after notice to cure the conduct specified in the notice): a failure by the Company to provide him with the compensation and benefits to which he is entitled under the agreement; any failure by the Company to continue him in his position (as senior executive vice president and chief financial officer in the case of Mr. Staggs and as senior executive vice president and general counsel in the case of Mr. Braverman); a material diminution in his duties or assignment of duties that are materially inconsistent with those duties or a change in his reporting relationship so that he no longer reports to the chief executive officer of the Company in the case of Mr. Staggs or the chief executive officer and president and chief operating officer of the Company in the case of Mr. Braverman; or relocation of his office more than 50 miles from Los Angeles. Mr. Staggs’ and Mr. Braverman’s duties and responsibilities will not be deemed to be materially reduced solely by virtue of a sale of the Company or all or substantially all of its assets or its combination with another entity, provided that he continues to have the same duties and responsibilities and authority with respect to the Company’s businesses as he had immediately prior to the time of the transaction and that he continues to report directly to the chief executive officer (and president and chief operating officer, if applicable) of the entity that manages all such businesses of the Company.

Mr. Staggs and Mr. Braverman are not required to seek other employment to obtain compensation to offset the amounts payable by the Company as described above, but in some circumstances a portion of the compensation described above may be offset by compensation they do in fact earn before the end of the term of their respective employment agreements. The amounts set forth in the table below assume no such offsets.

Mr. Coleman.    Mr. Coleman’s employment agreement provides that if his employment is terminated by the Company in breach of his employment agreement or by him after certain actions by the Company (described below) he will receive the following compensation and rights:

•	A lump sum payment equal to his salary for one-year following termination or until the end of his employment agreement if less.

•

50% of the 185,000 options awarded to Mr. Coleman at the time of his initial employment will, to the extent not previously vested, vest and remain exercisable for three months following termination of his employment.

•	20,000 of the restricted stock units awarded to Mr. Coleman at the time of his initial employment will, to the extent they have not yet vested, vest at the time of termination of his employment.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Under Mr. Coleman’s employment agreement, he may terminate his employment and receive the compensation and rights described above upon at least 20 days’ notice given to the Company within 60 days following any material breach of his employment agreement by the Company (except that the Company will have 20 days after notice to cure the conduct specified in the notice).

Mr. Mayer.    Mr. Mayer is entitled to compensation under the Company’s severance pay plan, which provides for compensation if employment is terminated as a result of involuntary termination. Involuntary termination excludes termination because of: an act or omission of the employee resulting or intended to result in personal gain at the expense of the Company; unsatisfactory performance; improper disclosure of proprietary or confidential information of the Company; misconduct; and receipt of an offer of alternative employment from a successor to or affiliate of the Company or made at the request of the Company. Under the severance pay plan, Mr. Mayer is currently entitled to a payment equal to eight weeks of his salary, which increases to four weeks plus two weeks for each year of service once he has four years of service with the Company.

Equity Compensation Plans.    Except as provided in employment agreements as described above or upon termination or constructive termination following a change in control as described below, vesting of restricted stock units and exercisability of options are not accelerated upon a termination by the Com-

pany without cause or by the executive for good reason.

Restricted stock units that do not have performance vesting conditions (that is, units that were awarded in lieu of cash as a portion of a bonus award) vest upon termination for any reason other than a termination for cause as defined in the executive’s employment agreement (or as defined under applicable state law for executives without an employment agreement).

The 1995 and 2005 Plans each provide that if, within 12 months following a change in control as defined in the plans, a “triggering event” occurs, any outstanding stock options, restricted stock units, performance-based restricted stock units or other plan awards will generally become fully vested and, in certain cases, paid to the plan participant. A triggering event is defined to include: a termination of employment by the Company other than for death, disability or “cause;” a termination of employment by the participant following a reduction in position, pay or other “constructive termination;” or a failure by the successor company to assume or continue the plan award. Under the plans, cause means conviction for or pleading to a felony under state or Federal law, willful gross misconduct or material breach of an agreement with the Company with respect to confidentiality, noncompetition, nonsolicitation or a similar restrictive covenant. Under the terms of the plans, payments under awards that become subject to the excess parachute tax rules may be reduced under certain circumstances.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

The following table provides the value of benefits each of our executive officers would have received if their employment had been terminated on September 29, 2007 by the Company without cause or by the executive with good reason. The value of option acceleration is equal to the difference between the market price of shares of the Company’s common stock on September 28, 2007 (the last trading day before September 29, 2007) and the weighted average exercise price of the options times the number of options that would accelerate as a result of termination. The value of restricted stock unit acceleration is equal to the market price of shares of the Company’s common stock on September 28, 2007 and the number of units that would accelerate as a result of termination. The value of benefits continuation for Mr. Iger is based on the Company’s estimate of the cost of providing health care coverage for a 24-month period under Mr. Iger’s current plan options and coverage level. The value of compensation for additional taxation is equal to the amount that would be paid to Mr. Iger to compensate him for the excise tax payable on the compensation received as a result of a change in control.

TERMINATION WITHOUT CAUSE OR FOR GOOD REASON
	Cash Payment	Option Acceleration	Restricted Stock Unit Acceleration	Benefits Continuation	Compensation for Additional Taxation
Robert A. Iger
No change in control	$23,826,627	$—	$10,314,058	$32,375	—
Change in control	23,826,627	4,160,487	40,047,005	32,375	$31,745,248
Thomas O. Staggs
No change in control	4,275,325	1,651,939	10,646,085	—	—
Change in control	4,275,325	1,651,939	10,646,085	—	—
Alan N. Braverman
No change in control	3,661,763	1,188,928	10,632,528	—	—
Change in control	3,661,763	1,188,928	10,632,528	—	—
Kevin A. Mayer
No change in control	95,385	—	—	—	—
Change in control	95,385	806,680	1,486,092	—	—
Wesley A. Coleman
No change in control	600,000	155,863	310,800	—	—
Change in control	600,000	687,800	1,468,904	—	—

Termination for Cause

Mr. Iger.    Mr. Iger’s employment agreement provides that if his employment is terminated by the Company for cause he will only be entitled to compensation earned and benefits vested through the date of termination. “Cause” is defined as (i) conviction of a felony or the entering of a plea of nolo contendere to a felony charge; (ii) gross neglect, willful malfeasance or willful gross misconduct in connection with his employment which has had a material adverse effect on the business of the Company and its subsidiaries, unless he reasonably believed in good faith that such act or non-act was in, or not opposed to, the best interests of the Company; (iii) his substantial and continual refusal to perform his duties, responsibilities or obligations under the agreement that continues after receipt of written notice identifying the duties, responsibilities or obligations not being performed; (iv) a violation that is not timely cured of the Company’s code of conduct or any Company policy that is generally applicable to all employees or all officers of the Company that he knows or reasonably should know could reasonably be expected to result in a material adverse effect on the Company; (v) any failure (that is not timely cured) to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company’s business practices, whether internal or external; or (vi) any material breach of covenants relating to non-competition during the term of employment and protection of the Company’s confidential information.

Mr. Staggs and Mr. Braverman.     Mr. Staggs’s and Mr. Braverman’s respective employment agreements provide his employment may be terminated by the Company for gross negligence, gross misconduct, willful gross neglect or malfeasance or resignation without Company consent (except in the case of resignation in the circumstances described

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

under “Termination without Cause or for Good Reason” above). In the event of such termination, the Company’s only obligation is to pay any earned but unpaid salary and unconditionally vested accrued benefits and business expenses.

Mr. Coleman.    Mr. Coleman’s employment agreement provides that his employment may be terminated by the Company for uncured gross negligence, misconduct, nonfeasance of his duties under his employment agreement, material breach of his employment agreement, resignation without Company consent except in the case of uncured material breach of the agreement by the Company or other good cause. In the event of such termination, the Company’s only obligation is to pay any earned but unpaid salary and unconditionally vested accrued benefits and business expenses.

Mr. Mayer.    Mr. Mayer does not have an employment agreement with the Company. In the event his employment is terminated by the Company with cause, the Company’s only obligation is to pay earned but unpaid salary and unconditionally vested accrued benefits and business expenses and severance pay to the extent available as described above.

Expiration of Employment Term; Retirement

Under his employment agreement, if Mr. Iger’s employment ends at or within 30 days following the expiration of the stated term of his employment agreement (i.e., October 2, 2010), he will be entitled to the following compensation and rights, in addition to compensation earned through that date (including a bonus for the fiscal year ending October 2, 2010):

•

A separation payment equal to the sum of his then current base salary and average bonus payable to him for the last three completed fiscal years for which the bonus has been determined at the time of the termination. In determining the average bonus, the bonus for any year for which no bonus is received shall be zero. Payment of the separation payment is subject to Mr. Iger executing a mutual release of liability in substantially the form attached to his employment agreement. If Mr. Iger’s employment agreement were scheduled to expire on September 29, 2007 and he terminated within 30 days thereafter, this payment would be equal to $11,913,314.

•

Mr. Iger and his eligible dependants will be entitled to continue participating in all medical, dental and hospitalization benefit plans until the earlier of 12 months following the date of termination and the date Mr. Iger receives equivalent coverage and benefits from a subsequent employer. If this continuation of benefits conflicts with any law or regulation or has adverse tax consequences for Mr. Iger, the Company or other program participants, Mr. Iger will receive the economic equivalent of the continuation of benefits including compensation for the tax costs of receiving the economic equivalent rather than the benefits. If Mr. Iger’s employment agreement were scheduled to expire on September 29, 2007 and he terminated within 30 days thereafter, this value of continued benefits would be $16,188 based on the Company’s estimated cost of providing these benefits.

Mr. Iger is not required to seek other employment to obtain compensation to offset the amounts payable by the Company as described above and compensation resulting from subsequent employment will not be offset against amounts described above except that continuation of medical benefits may be terminated if Mr. Iger receives equivalent coverage and benefits as described above.

Under the terms of restricted stock units awarded to Messrs. Iger, Staggs and Braverman in lieu of a portion of their annual bonus award, these restricted stock units will vest immediately upon termination of their employment for any reason other than cause. If Mr. Iger, Staggs or Braverman’s employment had terminated on September 29, 2007 for any reason other than cause, the value of this acceleration, based on the market price of shares of the Company’s common stock on September 28, 2007 times the number

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

of units that would accelerate as a result of termination, would be $706,852, $2,157,258, and $1,241,582 for Messrs. Iger, Staggs and Braverman, respectively.

Messrs. Staggs, Braverman, Mayer and Coleman are entitled to earned, unpaid salary and unconditionally vested accrued benefits if their employment terminates at the expiration of their employment agreement or they otherwise retire, but they are not entitled to any additional compensation in this circumstance.

Audit-Related Matters

Audit Committee Report

The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	the adequacy of the Company’s system of internal controls;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accountants; and

•	the performance of the Company’s independent registered public accountants and of the Company’s internal audit function.

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;

•

supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants; and

•

oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.

The Committee met ten times during fiscal 2007. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the Company’s independent registered public accountants, the Company’s internal auditors, the Company’s chief financial officer and the Company’s general counsel.

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During fiscal 2007, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

In addition, the Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.

Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Robert W. Matschullat (Chair)

John E. Pepper, Jr.

Orin C. Smith

Policy for Approval of Audit and Permitted Non-audit Services

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Outside Auditor Independence Policy provides for pre-approval of specifically described audit, audit-related and tax services by the Committee on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Auditor Fees and Services

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for fiscal 2007 and fiscal 2006, together with fees for audit-related services and tax services rendered by PricewaterhouseCoopers LLP during fiscal 2007 and fiscal 2006. Audit related services consisted principally of audits of employee benefit plans and other related entities. Tax services consisted principally of tax compliance (primarily international returns), planning and advisory services, as well as tax examination assistance.

	Fiscal 2007	Fiscal 2006
	(in millions)
Audit fees	$17.5	$17.3
Audit-related fees	1.9	2.8
Tax fees	3.2	4.4
All other fees	—	—

Items to Be Voted On

Election of Directors

The current term of office of all of the Company’s Directors expires at the 2008 annual meeting. The Board proposes that the following nominees, all of whom are currently serving as Directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Ms. Arnold, the only nominee who has been appointed to the Board since the last election of Directors, was initially identified as a potential nominee by a non-management director and recommended for appointment by the Governance and Nominating Committee. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a Director before the annual meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Directors are elected by a majority of votes cast unless the election is contested, in which case Directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted “for” a Director exceeds the number of votes cast “against” the Director. If an incumbent Director in an uncontested election does not receive a majority of votes cast for his or her election, the Director is required to submit a letter of resignation to the Board of Directors for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee is required to promptly assess the appropriateness of such nominee continuing to serve as a Director and recommend to the Board the action to be taken with respect to the tendered resignation. The Board is required to determine whether to accept or reject the resignation, or what other action should be taken, within 90 days of the date of the certification of election results.

The Board recommends a vote “FOR” each of the persons nominated by the Board.

  Susan E. Arnold, 53, has been President—Global Business Units of Procter & Gamble since 2007. Prior to that, she was Vice Chair of P&G Beauty and Health from 2006, Vice Chair of P&G Beauty from 2004 and President Global Personal Beauty Care and Global Feminine Care from 2002. Ms. Arnold has been a Director of the Company since 2007.

  John E. Bryson, 64, has served as Chairman of the Board, President and Chief Executive Officer of Edison International, the parent company of Southern California Edison, an electric utility, since 1990. He is also a director of The Boeing Company. Mr. Bryson has been a Director of the Company since 2000.

John S. Chen, 52, has been Chairman, Chief Executive Officer and President of Sybase, Inc., a software developer, since November 1998. From February 1998 through November 1998, he served as co-Chief Executive Officer. Mr. Chen joined Sybase in August 1997 as Chief Operating Officer and served in that capacity until February 1998. From March 1995 to July 1997, Mr. Chen was President of the Open Enterprise Computing Division, Siemens Nixdorf, a computer and electronics company, and Chief Executive Officer and Chairman of Siemens Pyramid, a subsidiary of Siemens Nixdorf. Mr. Chen has been a Director of the Company since 2004.	Judith L. Estrin, 53, is Chief Executive Officer of Packet Design Management Company, LLC, a company focused on technology innovation. Ms. Estrin served as Chief Technology Officer and Senior Vice President of Cisco Systems Inc., a developer of networking products, from 1998 until April 2000, and as President and Chief Executive Officer of Precept Software, Inc., a developer of networking software of which she was co-founder, from 1995 until its acquisition by Cisco in 1998. She is also a director of FedEx Corporation, an international provider of transportation and delivery services. Ms. Estrin has been a Director of the Company since 1998.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

  Robert A. Iger, 56, has served as President and Chief Executive Officer of the Company since October 2005, having previously served as President and Chief Operating Officer since January 2000 and as President of Walt Disney International and Chairman of the ABC Group from 1999 to January 2000. From 1974 to 1998, Mr. Iger held a series of increasingly responsible positions at ABC, Inc. and its predecessor Capital Cities/ABC, Inc., culminating in service as President of the ABC Network Television Group from 1993 to 1994 and President and Chief Operating Officer of ABC, Inc. from 1994 to 1999. He is a member of the Board of Directors of Lincoln Center for the Performing Arts in New York City. Mr. Iger has been a Director of the Company since 2000. The Company has agreed in Mr. Iger’s employment agreement to nominate him for re-election as a member of the Board at the expiration of each term of office during the term of the agreement, and he has agreed to continue to serve on the Board if elected.

  Steven P. Jobs, 52, has served as Chief Executive Officer of Apple Inc., a designer, manufacturer and marketer of personal computers and related products, since February 1997 and is a member of its Board of Directors. Prior to the Company’s acquisition of Pixar, Mr. Jobs also served as Chairman of Pixar from March 1991 and as Chief Executive Officer of Pixar from February 1986. Mr. Jobs has been a Director of the Company since the Company’s acquisition of Pixar in May 2006.

Fred H. Langhammer, 63, is Chairman, Global Affairs, of The Estée Lauder Companies Inc., a manufacturer and marketer of cosmetics products. Prior to being named Chairman, Global Affairs, Mr. Langhammer was Chief Executive Officer of The Estée Lauder Companies Inc. from 2000 to 2004, President from 1995 to 2004 and Chief Operating Officer from 1985 through 1999. Mr. Langhammer joined The Estée Lauder Companies in 1975 as President of its operations in Japan. In 1982, he was appointed Managing Director of its operations in Germany. He is also a director of American International Group, Inc. and The Shinsei Bank Limited. Mr. Langhammer has been a Director of the Company since 2005.	Aylwin B. Lewis, 53, is President and Chief Executive Officer of Sears Holdings Corporation, a nationwide retailer. Prior to being named Chief Executive Officer of Sears in September 2005, Mr. Lewis was President of Sears Holdings and Chief Executive Officer of KMart and Sears Retail following Sears’ acquisition of KMart Holding Corporation in March 2005. Prior to that acquisition, Mr. Lewis had been President and Chief Executive Officer of KMart since October 2004. Prior to that, Mr. Lewis was Chief Multibranding and Operating Officer of YUM! Brands, Inc., a franchisor and licensor of quick service restaurants including KFC, Long John Silvers, Pizza Hut, Taco Bell and A&W, from 2003 until October 2004, Chief Operating Officer of YUM! Brands from 2000 until 2003 and Chief Operating Officer of Pizza Hut from 1996. Mr. Lewis is also a director of Sears Holdings Corporation. Mr. Lewis has been a Director of the Company since 2004.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

  Monica C. Lozano, 51, is Publisher and Chief Executive Officer of La Opinión, the largest Spanish-language newspaper in the United States, and Senior Vice President of its parent company, ImpreMedia, LLC. In addition, Ms. Lozano is a member of the Board of Regents of the University of California and a trustee of the University of Southern California. She is a director of Bank of America Corporation and a director of the California Health Care Foundation. Ms. Lozano has been a Director of the Company since 2000.

  Robert W. Matschullat, 60, a private equity investor, served from October 1995 until June 2000 as Vice Chairman of the board of directors of The Seagram Company Ltd., a global company with entertainment and beverage operations. He also served as Chief Financial Officer of Seagram until January 2000. Prior to joining Seagram, Mr. Matschullat was head of worldwide investment banking for Morgan Stanley & Co. Incorporated, a securities and investment firm, and was on the Morgan Stanley Group board of directors. He is a director of The Clorox Company, where he was Interim Chairman of the Board and Interim Chief Executive Officer from March to October 2006, and Visa Inc. Mr. Matschullat has been a Director of the Company since 2002.

John E. Pepper, Jr., 69, has served as Chairman of the Board of the Company since January 1, 2007 and is Co-Chairman of the National Underground Railroad Freedom Center. Previously, he served as Chief Executive Officer of the National Underground Railroad Freedom Center from December 2005 to May 2007 and as Vice President of Finance and Administration at Yale University from January 2004 to December 2005. Prior to that, he served as Chairman of the Executive Committee of the Board of Directors of The Procter & Gamble Company until December 2003. Since 1963, he had served in various positions at Procter & Gamble, including Chairman of the Board from 2000 to 2002, Chief Executive Officer and Chairman from 1995 to 1999, President from 1986 to 1995 and director from 1984 to 2003. Mr. Pepper serves on the board of Boston Scientific Corp. and is a member of the Executive Committee of the Cincinnati Youth Collaborative. Mr. Pepper has been a Director of the Company since 2006.	Orin C. Smith, 65, was President and Chief Executive Officer of Starbucks Corporation from 2000 to 2005. He joined Starbucks as Vice President and Chief Financial Officer in 1990, became President and Chief Operating Officer in 1994, and became a director of Starbucks in 1996. Prior to joining Starbucks, Mr. Smith spent a total of 14 years with Deloitte & Touche. Mr. Smith is a director of Nike, Inc. and Washington Mutual and serves on the Board of Directors of Conservation International, is Chairman of the University of Washington Foundation Board, is Chairman of the University of Washington Medical Center Board and is Chairman of the Starbucks Foundation Board. Mr. Smith has been a Director of the Company since 2006.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending September 27, 2008. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2007 are described under “Audit-Related Matters—Auditor Fees and Services,” above.

We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

The Board recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal 2008.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Approval of an Amendment to the Amended and Restated 2005 Stock Incentive Plan

The Board of Directors unanimously recommends that shareholders approve an amendment to the Company’s Amended and Restated 2005 Stock Incentive Plan (which we refer to as the 2005 Plan). The amendment increases the maximum total number of shares of common stock we may issue under the 2005 Plan by 33,000,000 shares from 58,000,000 to 91,000,000 shares and increases the maximum number of those shares that can be issued pursuant to restricted and unrestricted stock and stock unit awards by an aggregate of 15,000,000 shares from an aggregate of 17,000,000 to an aggregate of 32,000,000 shares.

The purpose of this amendment is to secure adequate shares to fund expected awards under the Company’s long-term incentive program through at least the next annual award in January 2009. The Board believes that this number represents a reasonable amount of potential equity dilution and allows the Company to continue awarding equity incentives, which are an important component of our overall compensation program. The Company expects that it will need to seek shareholder approval in 2009 for additional shares to continue the program beyond 2009.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval of the amendments to the 2005 Plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker non-votes (as described under “Information About Voting and the Meeting—Voting”) will not be considered entitled to vote on this item and therefore will not be counted in determining the number of shares necessary for approval.

Purpose of the 2005 Plan

The 2005 Plan governs grants of stock-based awards to employees and non-employee directors. It is designed to support the Company’s long-term busi-

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

ness objectives in a manner consistent with our executive compensation philosophy. The Board believes that by allowing the Company to continue to offer its employees long-term, performance-based compensation through the 2005 Plan, the Company will promote the following key objectives:

•	aligning the interest of employees with those of the shareholders;

•	reinforcing key Company goals and objectives that help drive shareholder value; and

•	attracting, motivating and retaining experienced and highly qualified employees who contribute to the Company’s financial success.

Shares Available Under Plans

As of January 10, 2008, and prior to the requested increase, 12.2 million shares remain available for issuance of future awards pursuant to the 2005 Plan, 0.4 million shares remain available for future awards pursuant to the Walt Disney Company/Pixar 2004 Equity Incentive Plan (which we refer to as the Disney/Pixar Plan), and 11.5 million shares remain available for future awards pursuant to the Amended and Restated 1995 Stock Incentive Plan (which we refer to as the 1995 Plan). The number of shares that may be issued under these plans may increase to the extent outstanding awards are cancelled due to forfeiture of awards or expiration of awards without exercise. A total of 0.1 million shares are available for future awards pursuant to the Amended and

Restated 1997 Non-Employee Directors

Stock and Deferred Compensation Plan (which we refer to as the 1997 Plan). The shares that have been issued under this plan are at all times fully vested and not subject to forfeiture, so the authorization will not increase. Other plans remain active with outstanding awards, but no future awards may be made from those plans.

The 2005 and 1995 Plans prohibit net share accounting and therefore count stock appreciation rights as one share for every stock-settled exercise, regardless of the number of shares used to settle the stock appreciation rights upon exercise. The 2005 Plan limits the number of shares that can be issued pursuant to restricted stock awards, restricted stock units and stock awards, and the requested amendment increases the maximum number of shares that can be issued pursuant to such awards by 15.0 million shares from 17.0 million shares to 32.0 million shares. Due to limits in each of the plans, as of January 10, 2008, and prior to the requested increase, 3.8 million shares remain available for such awards pursuant to the 2005 Plan, 0.4 million shares remain available for such awards pursuant to the Disney/Pixar Plan and 1.3 million shares remain available for such awards pursuant to the 1995 Plan (in each case subject to increase upon cancellation of outstanding awards). A total of 0.1 million shares are available for such awards pursuant to the 1997 Plan. Assuming approval of the requested increase, a total of 18.8 million shares will be available for such awards under the 2005 Plan.

The following table sets forth the number of shares authorized for future issuance (including shares authorized for issuance pursuant to restricted stock, restricted stock unit and stock awards) as of January 10, 2008 and after including the additional shares under the amendment, along with the equity dilution represented by the shares available for future awards as a percentage of the common shares outstanding.

SHARE AUTHORIZATION (shares in millions)
	Total Shares Available	Equity Dilution: Percent of Basic Common Shares Outstanding	Available for Restricted Stock Awards, Restricted Stock Units, and Stock Awards(1)	Available for Options Only(1)
Shares authorized for future awards as of January 10, 2008(2)	24.2	1.28%	5.6	18.6
Requested increase to shares available in the 2005 Plan after amendment	33.0	1.75%	15.0	18.0

Shares authorized for future awards after approval of amendment(2)	57.2	3.03%	20.6	36.6

[1]	These numbers are included in "Total Shares Available."
[2]

Includes shares authorized under the Amended and Restated 2005 Stock Incentive Plan, Amended and Restated 1995 Stock Incentive Plan, Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan, and the Walt Disney Company/Pixar 2007 Equity Incentive Plan.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

On January 10, 2008, the equity overhang, or the percentage of outstanding shares (plus shares that could be issued pursuant to plans) represented by all stock incentives granted and those available for future grant under all plans, was 11.6%.1 The equity overhang from all stock incentives granted and available would be approximately 12.9% assuming approval of the requested amendment. Equity overhang following the original approval of the 2005 Plan in February 2005 was 12.9% and was 12.1%% following approval of an amendment in March 2007.

The options and units outstanding (as shown in the following table) also include the impact (net of subsequent activity) of the addition of 44 million options and 1 million unvested restricted stock units converted in connection with the acquisition of Pixar in May 2006. In addition, the Company’s current share buyback program has had the effect of reducing the common shares outstanding. All of these factors increase overhang and, in light of these factors, the Company believes its overhang level is reasonable.

The following table sets forth information regarding outstanding options and restricted stock units as of January 10, 2008.

OUTSTANDING AWARDS (shares in millions)
Range of Exercise Prices	Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Years of Contractual Life	Unvested Restricted Stock Units
$0.01 - $15	12.6	$9.81	4.0	n/a
$16 - $20	13.5	17.87	6.0	n/a
$21 - $25	47.4	23.76	5.1	n/a
$26 - $30	54.6	28.60	5.9	n/a
$31 - $35	52.1	32.83	4.2	n/a
$36 - $40	6.6	37.11	1.1	n/a
$41 - $45	5.5	41.46	2.6	n/a
$46 - $365	1.5	115.96	2.1	n/a
Total	193.8	27.91	4.8	29.5

The following table sets forth information regarding options outstanding on January 10, 2008. Approximately 45% of all options outstanding on January 10, 2008 were exercisable on that date and had exercise prices below the closing trading price on that date, and approximately 15% of the options outstanding on that date were exercisable, had been outstanding for more than six years and had exercise prices below the closing price on that date.

OUTSTANDING AWARDS (shares in millions)
	Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Years of Contractual Life
In-the-money options outstanding in excess of six or more years	27,757,183	$24.43	2.8
All options outstanding less than six years	139,460,552	26.21	5.8
Underwater options outstanding in excess of six years	26,460,203	40.55	1.8

[1]

Equity overhang was calculated as all shares issuable upon exercise of outstanding options and vesting of outstanding restricted stock units plus shares available for future grant divided by (a) basic common shares outstanding + (b) shares in the numerator.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

The Company continues to manage its run rate2 of awards granted over time to levels it believes are reasonable in light of changes in its business and number of outstanding shares while ensuring that our overall executive compensation program is competitive, relevant, and motivational. The Committee adjusted grant guidelines for fiscal 2007 to reduce average awards per recipient. The run rate increased in fiscal 2007 from fiscal 2006, however, primarily as a result of awards given to new employees, including those of Pixar, which was acquired during fiscal 2006. The run rate in fiscal 2007 was also impacted by the award of restricted stock units to compensate for the dilutive effect of the ABC Radio spin-off, the fact that more performance-based restricted stock units awarded in prior years vested in fiscal 2007 than in fiscal 2006, and the reduction in common shares outstanding due to the Company’s continuing active repurchase of shares. Adjusting for the impact of these three factors, the 2007 run rate would be approximately equal to the 2006 run rate of 1.6%. The Committee further adjusted grant guidelines for fiscal 2008 as a means to continue reducing average awards per recipient.

The following table sets forth information regarding awards granted and earned, the run rate for each of the last three fiscal years and the average run rate over the last three years.

RUN RATE (shares in millions)
	FY2005	FY2006	FY2007	3-year Average
Stock options granted	18.9	23.9	24.8	22.6
Service-based restricted stock units granted	7.6	8.7	9.8	8.7
Actual performance-based restricted stock units earned	0.4	0.0	1.1	0.5
Basic common shares outstanding at fiscal year end	1,968.8	2,061.7	1,916.7	1,982.4

Run rate	1.37%	1.58%	1.86%	1.60%

On January 10, 2008, the closing price of our common stock traded on the New York Stock Exchange was $30.67 per share.

Overview of Plans

All employees of the Company and its affiliates are eligible to receive awards under the 2005 Plan, but awards are generally limited to approximately 4,200 Disney employees and non-employee Directors (of whom there are currently 11 and one of whom does not receive Director compensation) and approximately 850 Pixar employees. The relative weight of equity compensation in the total compensation package generally increases in relation to a participant’s role in influencing shareholder value.

The 2005 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2005 Plan permits the grant of stock options, stock appreciation rights, restricted and unre-

stricted stock awards and stock units. As described more fully in Compensation Discussion and Analysis, participants currently are generally granted a mix of stock options and restricted stock units. Restricted stock units typically vest 50% on the second anniversary of grant and 50% on the fourth anniversary of grant, and (except for restricted stock units issued as a part of an executive’s bonus) include performance requirements for vesting for senior executives. The 2005 Plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code with respect to stock options and stock appreciation rights. Other awards may qualify under Section 162(m) if they are granted in accordance with the Company’s Amended and Restated 2002 Executive Performance Plan and subject to performance conditions as specified in that plan. Also, in order to meet Section 162(m) requirements, the 2005 Plan provides limits on the number and type of shares that any one participant

[2]

Run rate was calculated as (a) all option awards and non-performance restricted stock units granted in a fiscal year + (b) actual performance-based restricted stock units vested in a fiscal year, divided by the number of basic common shares outstanding at the end of that fiscal year.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

may receive during any five calendar-year period, as described below.

Neither the 2005 Plan nor the 1995 Plan permit any modification of options or stock appreciation rights that would be treated as a “repricing” (under applicable rules, regulations or New York Stock Exchange listing requirements) without the approval of shareholders, nor the granting of discounted options or stock options with reload features. They both count stock appreciation rights as one share for every stock-settled exercise, regardless of the actual number of shares used to settle the stock appreciation right upon exercise. Neither plan contains an “evergreen” provision to automatically increase the number of shares available for future issuance.

The Disney/Pixar Plan does not permit the granting of discounted options or stock options with reload features. Prior to November 28, 2006, The Disney/Pixar Plan included an “evergreen” provision to automatically increase the number of shares available for future issuance. On November 28, 2006, the Board of Directors of the Company amended the Disney/Pixar Plan to eliminate this provision. The Disney/Pixar Plan does not prohibit the repricing of options, but the Board does not intend to reprice options or stock appreciation rights granted from this plan without the approval of shareholders. In addition, the Company is subject to exchange rules which prohibit the repricing of stock options without shareholder approval.

Summary of 2005 Plan

The following is a summary of the material terms of the amended 2005 Plan.

Plan Administration

The selection of employee participants in the 2005 Plan, the level of participation of each participant and the terms and conditions of all awards are determined by the Compensation Committee. It is intended that each member of the Compensation Committee will be an “independent direc-

tor” for purposes of the Company’s Corporate Governance Guidelines, the Compensation Committee’s charter and the New York Stock Exchange listing requirements; a “non-employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Currently, the Compensation Committee is comprised of four directors meeting these independence criteria. The Compensation Committee has the discretionary authority to interpret the 2005 Plan, to prescribe, amend and rescind rules and regulations relating to the 2005 Plan, and to make all other determinations necessary or advisable for the administration of the 2005 Plan. The Committee may delegate authority to administer the 2005 Plan as it deems appropriate, subject to the express limitations set forth in the 2005 Plan. In the case of awards under the 2005 Plan to non-employee Directors, the powers of the Compensation Committee will be exercised by the full Board.

Limits on Plan Awards

Assuming adoption of the requested amendment, the Board has reserved a maximum of 91,000,000 shares for issuance pursuant to stock options, stock appreciation rights, restricted and unrestricted stock awards and stock units under the 2005 Plan. Of this amount, no more than 32,000,000 shares may be issued pursuant to grants of all restricted stock awards, restricted stock units and stock awards in the aggregate during the term of the 2005 Plan. A participant may receive multiple awards under the 2005 Plan. A maximum of 4,500,000 shares may be granted under the 2005 Plan to an individual pursuant to stock options and stock appreciation rights awarded during any five consecutive calendar years. For restricted stock, restricted stock units and stock awards, a maximum of 2,500,000 shares may be granted under the 2005 Plan to an individual during any five consecutive calendar years. These limitations on grants to an individual will be applied in aggregate to all awards granted under any equity-based compensation plan of the Company.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Shares delivered under the 2005 Plan will be authorized but unissued shares of Disney common stock, treasury shares or shares purchased in the open market or otherwise. To the extent that any award payable in shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will no longer be charged against the maximum share limitation and may again be made subject to awards under the 2005 Plan. Notwithstanding the foregoing, upon exercise of a stock-settled stock appreciation right, the number of shares subject to the award being exercised shall be counted against the maximum aggregate number of shares of common stock that may be issued under the plan as provided above, on the basis of one share for every share subject thereto, regardless of the actual number of shares used to settle the stock appreciation right upon exercise. Any awards settled in cash will not be counted against the maximum share reserve under the 2005 Plan. Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or payment of an award will not be returned to the number of shares available for issuance under the 2005 Plan.

Eligibility and Participation

All of the approximately 95,000 full-time employees of the Company and its affiliates, as well as the Company’s non-employee Directors, are eligible to participate in the 2005 Plan. Approximately 4,200 Disney employees (including six executive officers of the Company) and non-employee Directors and approximately 850 Pixar employees currently receive long-term incentive awards in a given year, although this may vary from year to year. From time to time, the Compensation Committee (or as to non-employee Directors, the Board) will determine who will be granted awards, the number of shares subject to such grants and all other terms of awards.

As described in “Corporate Governance and Board Matters—Board Compensation”, each non-employee Director (other than Mr. Jobs) is currently awarded on an annual basis stock options to purchase 6,000 shares of Disney common stock pursuant to a Director compensation program adopted by the Board of Directors. Each non-employee Director (other than the Chairman of the Board and Mr. Jobs) is also awarded a $60,000 grant of deferred stock units annually. The Board expects that similar annual awards will be continued under the 2005 Plan, and any change to that program would be determined by the Board of Directors in the future.

Types of Plan Awards

As described in the Compensation Discussion and Analysis, the Company’s current equity compensation awards to employees are generally comprised of stock options and restricted stock units. The 2005 Plan provides for a variety of other equity instruments to preserve flexibility. The types of securities that may be issued under the 2005 Plan are described below.

Stock Options.    Stock options granted under the 2005 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code. The price of any stock option granted may not be less than the fair market value of the Disney common stock on the date the option is granted. The option price is payable in cash, shares of Disney common stock, through a broker-assisted cashless exercise or as otherwise permitted by the Compensation Committee.

The Compensation Committee determines the terms of each stock option grant at the time of the grant. Generally, all options will terminate after a seven-year period from the date of the grant (except options granted to Directors, which have ten-year terms), but the Committee has discretion to provide for an exercise term of up to ten years. The Committee specifies at the time each option is granted the time or times at which, and in what proportions, an option becomes vested and exercisable. Vesting may be based on the continued service of

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. The Committee may accelerate the vesting of options at any time and, unless otherwise provided in the award agreement, vesting accelerates if the participant dies while employed by the Company or any of its affiliates.

In general, except for termination for cause as described in the 2005 Plan, a stock option expires (i) 12 months after termination of service, if service ceases due to disability, (ii) 18 months after termination, if service ceases when the participant is eligible to receive retirement benefits under a Company pension plan or if the participant died while employed by the Company or any of its affiliates, or (iii) three months after termination, if service ceases under any other circumstances. The Compensation Committee may provide for extension of the expiration of options in individual option agreements.

Stock Appreciation Rights.    A stock appreciation right (which we refer to as an SAR) entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of Disney common stock on the date of settlement over the base price of the right, multiplied by the applicable number of shares of Disney common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of Disney common stock on the date of grant. The Compensation Committee will determine the vesting requirements and the payment and other terms of an SAR, including the effect of termination of service of a participant. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. The Committee may accelerate the vesting of SARs at any time. Generally, any SAR, if granted, would terminate after the seven-year period from the date of the grant, but the Committee retains discretion to provide for an exercise term of up to ten years. SARs may be payable in cash or in shares of Disney common stock or in a combination of both.

The Company has not issued any SARs under any of its currently effective compensation plans, and does not currently have any SARs outstanding.

Restricted Stock.    A restricted stock award represents shares of Disney common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the same rights as one of Disney’s shareholders, including all voting and dividend rights, during the restriction period, unless the Committee determines otherwise at the time of the grant.

Stock Units.    An award of stock units provides the participant the right to receive a payment based on the value of a share of Disney common stock. Stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or both. A stock unit award may also be granted on a fully vested basis, with a deferred payment date. Stock unit awards are payable in cash or in shares of Disney common stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights.

Stock Awards.    A stock award represents shares of Disney common stock that are issued free of restrictions on transfer and free of forfeiture conditions and to which the participant is entitled all the rights of a shareholder. A stock award may be granted for past services, in lieu of bonus or other cash compensation, as Director’s compensation or for any other valid purpose as determined by the Compensation Committee.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Section 162(m) Awards

Awards of options and stock appreciation rights granted under the 2005 Plan will automatically qualify for the “performance-based compensation” exception under Section 162(m) of the Internal Revenue Code pursuant to their expected terms. In addition, awards of restricted stock, stock units or stock awards may qualify under Section 162(m) if they are granted in accordance with the Company’s Amended and Restated 2002 Executive Performance Plan (or successor plans) and the performance conditions specified thereunder. Under Section 162(m), the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Compensation Committee discretion to decrease the amount of compensation payable).

Effect of Change in Control

Awards under the 2005 Plan are generally subject to special provisions upon the occurrence of a “change in control” (as defined in the 2005 Plan) transaction with respect to the Company. Under the 2005 Plan, if within twelve months of a change in control there occurs a “triggering event” (as defined in the 2005 Plan) with respect to the employment of the participant, any outstanding stock options, SARs or other equity awards under the 2005 Plan will generally become fully vested and exercisable, and, in certain cases, paid to the participant. A triggering event is defined generally to include a termination of employment by the Company other than for cause, a termination of employment by the participant following a reduction in position, pay or other constructive termination event, or a failure by the successor company to assume or continue the outstanding awards under the 2005 Plan. Payments under awards that become subject to the excess parachute payment rules under Section 280G of the Internal Revenue Code may be reduced under certain circumstances.

Limited Transferability

All options, stock appreciation rights, restricted stock and restricted stock units granted under the 2005 Plan are nontransferable except upon death, either by the participant’s will or the laws of descent and distribution or through a beneficiary designation, or in the case of nonqualified options, during the participant’s lifetime to immediate family members of the participant as may be approved by the Compensation Committee.

Adjustments for Corporate Changes

In the event of stock splits, stock dividends, recapitalizations, reclassifications, mergers, spin-offs or other changes affecting the Company or shares of Disney common stock, equitable adjustments shall be made to the number of shares of Disney common stock available for grant, as well as to other maximum limitations under the 2005 Plan, and the number and kind of shares of Disney common stock or other rights and prices under outstanding awards and other terms of outstanding awards affected by such events.

Term, Amendment and Termination

The 2005 Plan has a term of seven years expiring on December 30, 2011, unless terminated earlier by the Board of Directors. The Board may at any time and from time to time and in any respect amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Internal Revenue Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose. No amendment or modification of the 2005 Plan will adversely affect any outstanding award without the consent of the participant or the permitted transferee of the award.

Plan Benefits

Future benefits under the 2005 Plan are not currently determinable. With respect to

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

fiscal 2007, stock options and restricted stock units were granted under the 1995 Stock Incentive Plan and the 2005 Plan to the Company’s named executive officers, as set forth in the table captioned Fiscal 2007 Grants of Plan Based Awards, and options for a total of 854,778 shares and a total of 485,826 restricted stock units were awarded to all executive officers as a group. With respect to fiscal 2007, options, stock units and restricted stock units were granted to non-employee Directors as set forth in the tables captioned Form of Receipt of Director Fees for Fiscal 2007, Director Stock Unit Awards for Fiscal 2007 and Director Option Values for Fiscal 2007 and the accompanying text. Options for a total of 23,973,093 shares and a total of 10,947,683 restricted stock units were awarded to employees other than executive officers with respect to fiscal 2007.

U.S. Tax Treatment of Awards

Incentive Stock Options.    An incentive stock option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options.    A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a non-qualified option is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights.    Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then current fair market value of the stock and the base price will be taxed as ordinary income to the employee at the time the stock is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Other Awards.    The current United States federal income tax consequences of other awards authorized under the 2005 Plan are generally in accordance with the following: (i) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (ii) stock unit awards are generally subject to ordinary income tax at the time of payment; and (iii) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m).    Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. The 2005 Plan enables the Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

Section 409A.    Acceleration of income, additional taxes, and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the

Internal Revenue Code. To be compliant with Section 409A rules with respect to the timing of elections to defer compensation, distribution events and funding must be satisfied. The Committee has adopted amendments to the 2005 Plan designed to ensure that awards under it will not be subject to adverse tax consequences applicable to deferred compensation under Section 409A.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States.    The grant and exercise of options and awards under the 2005 Plan to non-employee Directors and to employees outside the United States may be taxed on a different basis.

The Board recommends that shareholders vote “FOR” the amendment to the Amended and Restated 2005 Stock Incentive Plan.

Approval of Amended Terms of the Amended and Restated 2002 Executive Performance Plan

In 2002 and 2007, the Company’s shareholders approved the terms of the 2002 Executive Performance Plan, which provides performance incentives in a manner that preserves, for tax purposes, the Company’s ability to deduct the compensation awarded under the plan. Under the plan, the Compensation Committee is authorized to award bonuses and restricted stock and restricted stock units whose vesting is conditioned on achievement of performance targets. The plan is structured to satisfy the requirement for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code and related IRS regulations.

The Compensation Committee has, subject to shareholder approval, approved amendments to the Amended and Restated 2002 Executive Performance Plan that allow the Committee to choose from a wider range of measures in establishing performance targets under the plan and that allow the Committee to allocate

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

bonuses awarded under the plan more flexibly among the officers subject to the plan.

The amendments add performance measures based on the following measures to those currently provided for under the plan: cash flow, margin, financial statement objectives, EBITDA and total shareholder return. The amendments also modify the definitions of some performance measurements to provide the Committee greater flexibility in establishing the measures. The Committee believes that the additions and modifications provide it greater flexibility to award bonuses that reward achievement of the Company’s strategic goals and are consistent with the Management Incentive Bonus Program described elsewhere in this proxy statement.

With respect to the allocation of bonuses, the current plan provides for annual maximum bonuses of $55 million in the aggregate to the officers subject to the plan, and requires that a maximum of $15 million (or, if less, 15 times base salary) be allocated to the chief executive officer and a maximum of $10 million (or, if less, 10 times base salary) be allocated to the other officers subject to the plan. The amendments will permit the Committee to allocate the total $55 million among the officers each year as the Committee determines appropriate, except that no more than 50% of the maximum can be allocated to any one officer. The Committee believes that this change will allow it to tailor maximum awards to its compensation philosophy as applied to situations that may change from year to year and will allow the Committee to award bonuses consistent with determinations under the Management Incentive Bonus Program described elsewhere in this proxy statement.

The Committee has also adopted amendments to the plan designed to ensure that awards under the plan will not be subject to adverse tax consequences applicable to deferred compensation under Section 409A of the Internal Revenue Code.

The Board of Directors unanimously recommends that shareholders approve the terms of the Amended and Restated 2002 Executive Performance Plan. The affirmative vote of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval of the terms of the Amended and Restated 2002 Executive Performance Plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) will not be considered entitled to vote on this item, and therefore will not be counted in determining the number of shares necessary for approval.

The material terms of the Amended and Restated 2002 Executive Performance Plan are described below and the plan as amended and restated is attached to this proxy statement as Annex A.

Eligibility.    The Amended and Restated 2002 Executive Performance Plan is available for performance awards made to key employees (including any officer) of the Company who are (or in the opinion of the Compensation Committee may during the performance period covered by an award become) a “covered employee” for purposes of Section 162(m). A “covered employee” generally includes the five most highly compensated executive officers of the Company.

Business Criteria.    The Compensation Committee administers the plan and is charged with the responsibility for establishing specific targets for each participant in the plan that will, if achieved, allow for deductibility. Concurrently with the selection of these targets, the Committee must establish an objective formula or standard for calculating the maximum bonus payable to each participating executive officer. The targets may be based on one or more of the following business criteria (which are defined in the plan), or on any combination of them, on a consolidated basis, subject to adjustment as described below:

•	Net income
•	Return on equity
•	Return on assets

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

•	Earnings per share (diluted)
•	Cash flow
•	Aggregate segment operating margin
•	Financial statement objectives (including revenues)
•	EBITDA (net income before net interest, income taxes, and depreciation and amortization expense)
•	Total shareholder return

The targets must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m). The measurement periods are typically a single fiscal year for bonuses and two fiscal years for vesting of restricted stock units, but may include more than two fiscal years.

With respect to certain criteria, the plan generally requires that adjustments be made when determining whether the applicable targets have been met so as to eliminate, in whole or in part, in any manner specified by the Committee at the time the targets are established, the gain, loss, income and/or expense resulting from the following items:

(1)	changes in accounting principles that become effective during the performance period;

(2)	extraordinary, unusual or infrequently occurring events reported in the Company’s public filings; and

(3)	the disposition of a business, in whole or in part.

The Committee may, however, provide at the time the targets are established that one or more of these adjustments will not be made as to a specific award or awards. In addition, the Committee may determine at the time the targets are established that other adjustments will be made under the selected business criteria and applicable targets to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following:

(a)	gain or loss from all or certain claims and/or litigation and insurance recoveries;

(b)	the impact of impairment of tangible or intangible assets;

(c)	restructuring activities reported in the Company’s public filings; and

(d)	the impact of investments or acquisitions.

Each of the adjustments described in this paragraph may relate to the Company as a whole or any part of the Company’s business or operations, as determined by the Committee at the time the performance targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. Finally, adjustments will be made as necessary to any criteria related to the Company’s stock to reflect changes in corporate capitalization, such as stock splits and certain reorganizations.

The Compensation Committee has established targets for determining deductibility for fiscal 2008 based upon adjusted net income.

Maximums.    Under the plan, the bonuses for the officers subject to the plan may not exceed $55 million in the aggregate in any fiscal year, and the maximum for any single officer may not exceed 50% of the aggregate total. For fiscal 2008, the Compensation Committee established, subject to shareholder approval of the terms of the Amended and Restated 2002 Executive Performance Plan, a maximum bonus for the chief executive officer of 50% of the aggregate amount, a maximum bonus for each of the chief financial officer and the general counsel of 15% of the aggregate amount, and a maximum bonus for each of the other officers subject to the plan of 10% of the aggregate amount. If the terms of the amended and restated plan are not approved, the maximums would be the amount set forth in the plan prior to amendment as described above.

The Compensation Committee has the discretion to pay less than the maximum amount otherwise payable based on individual performance or other criteria the Committee determines appropriate. Annual bonuses are paid following the close of the fiscal year to which they relate, subject to certification by the

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Compensation Committee that the applicable criteria have been satisfied in whole or in part.

The maximum number of shares of restricted stock or restricted stock units that may be granted to any one participant under the plan during any consecutive five-year period is 2.5 million, subject to stock splits and certain other changes in corporate capitalization.

Amendment.    The plan may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors or the Compensation Committee, but no amendment will be effective without Board and/or shareholder approval if such approval is required to satisfy the requirements of Section 162(m).

Awards Under the Plan.    The amount of annual bonuses to be paid and the amount of restricted stock or restricted stock units to be awarded in the future to the Company’s current and future executive officers under the plan cannot be determined at this time, as actual amounts will be based on the discretion of the Compensation Committee in determining the awards and actual performance. The annual bonuses paid under the plan with respect to fiscal 2007 to the executive officers currently eligible under the plan are set forth in the Summary Compensation Table.

Nothing in this proposal precludes the Company or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

The Board recommends that shareholders vote “FOR” approval of the amended terms of the Amended and Restated 2002 Executive Performance Plan.

Other Matters

Management is not aware of any other matters that will be presented at the Annual Meeting, and Company Bylaws do not allow proposals to be presented at the meeting unless they were properly presented to the Company prior to November 9, 2007. However, if any other matter is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Information About Voting and the Meeting

Shares Outstanding

Shareholders owning Disney common stock at the close of business on January 7, 2008 (the record date), may vote at the 2008 Annual Meeting and any postponements or adjournments of the meeting. On that date, 1,889,060,192 shares of common stock were outstanding. Each share is entitled to one vote on each matter considered at the meeting.

Voting

Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Refer to your proxy or voting instruction card to see how to use these options. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Standard Time, on March 5, 2008. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted FOR the election of all nominees for Director as set forth under “Election of

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Directors,” FOR the ratification of the appointment of the independent registered public accountants, FOR approval of the amendment to the Amended and Restated 2005 Stock Incentive Plan and FOR approval of terms of the Amended and Restated 2002 Executive Performance Plan.

You may revoke your proxy and change your vote at any time before the Annual Meeting by submitting a written notice to the Secretary, by submitting a later dated and properly executed proxy (including by means of a telephone or Internet vote) or by voting in person at the Annual Meeting.

If you participate in the Disney Salaried Savings and Investment Plan or its predecessors or the Disney Hourly Savings and Investment Plan, you may give voting instructions as to the number of shares of common stock equivalent to the interest in Disney common stock credited to your account as of the record date. You may provide voting instructions to Fidelity Management Trust Company by completing and returning the proxy card accompanying this proxy statement. The trustee will vote your shares in accordance with your duly executed instructions received by March 3, 2008. If you do not send instructions, the trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares in your plan for which it did receive timely instructions. You may revoke previously given voting instructions by March 3, 2008, by submitting to the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the trustee.

Under New York Stock Exchange Rules, the proposals to elect Directors and to approve the appointment of independent auditors are considered “discretionary” items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the amendment to the Amended and Restated 2005 Stock Incentive Plan and approval of the terms of the Amended

2002 Executive Performance Plan are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for the amendments to the Amended and Restated 2005 Stock Incentive Plan and approval of terms of the Amended 2002 Executive Performance Plan.

We will post preliminary results of voting at the meeting on our investor relations web site promptly after the meeting.

Attendance at the Meeting

If you plan to attend the meeting, you must request an admission ticket in advance. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner. You may request tickets by:

•	visiting www.disney.com/annualmeeting2008 and following the instructions provided;

•

sending an e-mail to the Shareholder Services department at Corp.Shareholder.Services@Disney.com providing the name under which you hold shares of record or the evidence of your beneficial ownership of shares described below and whether you are requesting one or two tickets;

•

sending a fax to (818) 553-7210 providing the name under which you hold shares of record or the evidence of your beneficial ownership of shares described below and whether you are requesting one or two tickets;

•	calling Shareholder Services at (818) 553-7200 and following the instructions provided; or

•	sending a request by mail to Shareholder Services, The Walt Disney Company, 500 S. Buena Vista St., MC 9722, Burbank,

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

CA 91521 providing the name under which you hold shares of record or the evidence of your beneficial ownership of shares described below and whether you are requesting one or two tickets.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to send a written request for a ticket either by regular mail, fax or e-mail, along with proof of share ownership, such as a copy of the portion of your voting instruction form showing your name and address, a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than February 29, 2008. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Other Information

Stock Ownership

Based on a review of filings with the Securities and Exchange Commission, the Company has determined that the following persons are holder of more than 5% of the outstanding shares of Disney common stock:

Name and Address of Beneficial owner	Shares	Percent of Class
FMR LLC[1] 82 Devonshire Street, Boston, Massachusetts 02109	104,209,984	5.5%
Steven P. Jobs One Infinite Loop Cupertino, CA 95014	138,000,007	7.3%
[1]	Based on a report on Form 13F filed by FMR on November 14, 2007 reporting share ownership as of September 30, 2007.

The following table shows the amount of Disney common stock beneficially owned (unless otherwise indicated) by our current Directors and named executive officers and by Directors and executive officers as a group. Except as otherwise indicated, all information is as of January 7, 2008.

Name	Shares[1,2]	Stock Units[3,4]	Shares Acquirable Within 60 Days[4,5]	Percent of Class
Susan E. Arnold	1,100	2,668	—	*
Alan N. Braverman	125,117	—	882,341	*
John E. Bryson	6,464	24,202	30,000	*
John S. Chen	9,447	9,241	12,000	*
Wesley A. Coleman	29	—	—	*
Judith L. Estrin	32,169	3,792	42,551	*
Robert A. Iger	300,515	—	4,271,380	*
Steven P. Jobs	138,000,007	—	—	7.3%
Fred H. Langhammer	12,430	9,323	7,200	*
Aylwin B. Lewis	4,743	9,718	12,000	*
Monica C. Lozano	4,700	19,076	30,000	*
Robert W. Matschullat	11,643	20,857	18,000	*
Kevin A. Mayer	65	—	97,117	*
John E. Pepper, Jr.	7,900	19,592	3,600	*
Orin C. Smith	3,100	3,792	3,600	*
Thomas O. Staggs	214,769	—	2,367,274	*
All Directors and executive officers as a group (17 persons)	138,747,629	122,261	8,055,188	7.7%

*Less	than 1% of outstanding shares.

[1]

The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Some Directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as indicated below:

•	Mr. Chen—1,125 shares held for the benefit of children;
•	Mr. Mayer—65 shares held by a trust for the benefit of members of his family, of which he is trustee;
•	Ms. Lozano—57 shares held for the benefit of a child;
•	Mr. Pepper—150 shares held for the benefit of a child; and
•	Mr. Staggs—900 shares held by a trust for the benefit of members of his family, of which he is trustee.

All Directors and executive officers as a group disclaim beneficial ownership of a total of 2,297 shares.

[2]

For executive officers, the number of shares listed includes interests in shares held in Company savings and investment plans as of December 31, 2007: Mr. Iger—16,489 shares; Mr. Staggs—6,325 shares; Mr. Braverman—6,554 shares; Mr. Coleman—29 and all executive officers as a group—31,386 shares.

[3]

Reflects the number of stock units credited as of December 31, 2007 to the account of each non-employee Director participating in the Company’s Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan. These units are payable solely in shares of Company common stock as described under “Corporate Governance and Board Matters—Board Compensation,” but do not have current voting or investment power. Excludes unvested restricted stock units awarded to executives under the Company’s Amended and Restated 2002 Executive Performance Plan which vest on a performance basis and other restricted stock units awarded to Directors and executives that have not vested under their vesting schedules.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

[4]	Excludes dividends credited January 11, 2008 on restricted stock units held on December 7, 2007.
[5]

Reflects the number of shares that could be purchased by exercise of options exercisable at January 7, 2008, or within 60 days thereafter under the Company’s stock option plans and the number of shares underlying restricted stock units that vest within 60 days of January 7, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our Directors and executive officers complied during fiscal 2007 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of: one report filed by Alan N. Braverman relating to the vesting of restricted stock units which, when timely filed, inadvertently omitted some units that had vested and was corrected approximately one week later; and the late filing by John E. Pepper of a report on Form 5 reporting a gift of 150 shares to minors for whom he acts as custodian with respect to the shares.

Electronic Delivery of Proxy Materials and Annual Report

This proxy statement and the Company’s 2007 Annual Report are available on the Company’s website at www.disney.com/investors. Instead of receiving paper copies in the mail of next year’s proxy statement and annual report or a notice of availability of proxy materials, shareholders can elect to receive an e-mail message that will provide a link to these documents on the website. By opting to access your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Disney shareholders who have enrolled in the electronic proxy delivery service previously will receive their materials online this year. Registered shareholders may enroll in the electronic proxy and annual report access service for future annual meetings by registering online at www.disney.com/investors. Beneficial or “street name” shareholders who wish to enroll in electronic access service may do so at www.icsdelivery.com.

Reduce Duplicate Mailings

The Company is required to provide an annual report and proxy statement to all shareholders of record. If you have more than one account in your name or at the same address as other share holders, the Company or your broker may discontinue mailings of multiple copies. If you wish to receive separate mailings for multiple accounts at the same address, you should mark the designated box on your proxy card. If you are voting by telephone or the Internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a shareholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of this proxy statement and the annual report and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to The Walt Disney Company, Shareholder Services, 500 South Buena Vista Street, MC 9722, Burbank, California 91521, or by calling Shareholder Services at (818) 553-7200.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, to aid in the solicitation. For these services, we will pay Georgeson a fee of $17,500 and reimburse it for certain

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

out-of-pocket disbursements and expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Annex A

Amended and Restated 2002 Executive Performance Plan

Section 1. Purpose of Plan

The purpose of the Plan is to promote the success of the Company by providing participating executives with incentive compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Section 2. Definitions and Terms

2.1 Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and included in the consolidated financial statements of the Company, prepared in the ordinary course of business.

2.2 Specific Terms. The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

“Adjusted Aggregate Segment Operating Margin” with respect to any Performance Period means Aggregate Segment Operating Margin, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Adjusted Cash Flow” with respect to any Performance Period means Cash Flow, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Adjusted EBITDA” with respect to any Performance Period means EBITDA, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Adjusted EPS” with respect to any Performance Period means EPS, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Adjusted Financial Statement Objectives” with respect to any Performance Period means Financial Statement Objectives, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Adjusted Net Income” with respect to any Performance Period means Net Income, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Adjusted Return on Assets” with respect to any Performance Period means Return on Assets, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Adjusted Return on Equity” with respect to any Performance Period means Return on Equity, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Aggregate Segment Operating Margin” with respect to any Performance Period means the aggregate of all segment operating income divided by the aggregate of all segment revenues, as reported in the Company’s consolidated financial statements for the applicable Performance Period.

“Award” means an award under this Plan of a conditional opportunity to receive a

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

Bonus if the applicable Performance Target(s) is (are) satisfied in the applicable Performance Period, or an award of Restricted Stock or Restricted Units the vesting of which will occur if the applicable Performance Target(s) is (are) satisfied in the applicable Performance Period.

“Bonus” means a cash payment or a cash payment opportunity under the Plan, as the context requires. Bonus shall also include any Award in respect of which the final payment amount is determined based on a dollar amount, but the ultimate form of payment is in shares in accordance with Section 4.10. Notwithstanding the immediately preceding sentence, Bonus shall exclude any award of Restricted Stock or Restricted Units made pursuant to Section 5 hereof.

“Business Criteria” means any one or any combination of Adjusted Aggregate Segment Operating Margin, Adjusted Cash Flow, Adjusted EBITDA, Adjusted EPS, Adjusted Financial Statement Objectives, Adjusted Net Income, Adjusted Return on Assets, Adjusted Return on Equity, Aggregate Segment Operating Margin, Cash Flow, EBITDA, EPS, Financial Statement Objectives, Net Income, Return on Assets, Return on Equity and Total Shareholder Return.

“Cash Flow” with respect to any Performance Period means either operating cash flow, as reported in the Company’s consolidated financial statements related to the applicable Performance Period, or operating cash flow less investment in parks, resorts and other property, as specified by the Committee at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Company’s Board of Directors or such other Committee as from time to time the Board of Directors may designate to administer the Plan in accordance with Section 3.1 and Section 162(m).

“Company” means The Walt Disney Company, a Delaware corporation.

“EBITDA” with respect to any Performance Period means Net Income before net interest, income tax, and depreciation and amortization expense, as reported in the Company’s consolidated financial statements related to the applicable Performance Period.

“EPS” with respect to any Performance Period means diluted earnings per share of the Company, as reported in the Company’s consolidated financial statements related to the applicable Performance Period.

“Executive” means a key employee (including any officer) of the Company who is (or in the opinion of the Committee may during the applicable Performance Period become) a “covered employee” for purposes of Section 162(m).

“Financial Statement Objectives” with respect to any Performance Period means a positive change in (A) one or more line items of the Company’s balance sheet or income statement (including revenues), in each case as specified by the Committee at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period from (B) the corresponding line item or items of the Company’s balance sheet or income statement, as applicable, for the Year or Years or Performance Period immediately prior to the commencement of the applicable Performance Period, in each case as reported in the Company’s consolidated financial statements for the relevant period.

“Net Income” with respect to any Performance Period means the consolidated net income of the Company, as reported in the consolidated financial statements of the Company related to the applicable Performance Period.

“Participant” means an Executive selected to participate in the Plan by the Committee.

“Performance Period” means the Year or Years (or portions thereof) with respect to

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

which the Performance Targets are set by the Committee.

“Performance Target(s)” means the specific objective goal or goals that are timely set in writing by the Committee pursuant to Section 4.2 for each Participant for the applicable Performance Period in respect of any one or more of the Business Criteria.

“Plan” means this Amended and Restated 2002 Executive Performance Plan, as amended from time to time.

“Restricted Stock” means an Award of Shares under Section 5 that are nontransferable and subject to forfeiture conditions and other restrictions on ownership until specific vesting conditions established by the Committee under the Award are satisfied.

“Restricted Unit” means an Award under Section 5 of notional units of measurement that are denominated in Shares, payable to the Participant in cash or in Shares upon the satisfaction of specific conditions established by the Committee under the Award.

“Return on Assets” with respect to any Performance Period means Net Income divided by the average of the total assets of the Company for the Performance Period, as reported by the Company in its consolidated financial statements related to the applicable Performance Period.

“Return on Equity” with respect to any Performance Period means Net Income divided by the average of the common shareholders equity of the Company for the Performance Period, as reported by the Company in its consolidated financial statements related to the applicable Performance Period.

“Section 162(m)” means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

“Section 409A” means Section 409A of the Code, and the regulations and any interpretative guidance promulgated thereunder, all as amended from time to time.

“Shares” means shares of common stock of the Company or any securities or property, including rights into which the same may be converted by operation of law or otherwise.

“Stock Plan” means the Company’s Amended and Restated 1995 Stock Incentive Plan or Amended and Restated 2005 Stock Incentive Plan, in each case as amended from time to time, or any other shareholder approved stock incentive plan of the Company.

“Total Shareholder Return” with respect to any Performance Period means (i) the total return to shareholders of the Company or (ii) the average (which may be weighted or unweighted) of the total returns to shareholders in respect of any group of publicly traded companies (including the companies in any publicly reported index of publicly traded companies) as designated by the Committee, in each case determined on a consistent basis specified by the Committee at the time the Business Criteria and Performance Target(s) are established for the applicable Performance Period.

“Year” means a fiscal year of the Company commencing on or after October 1, 2001.

Section 3. Administration of the Plan

3.1 The Committee. The Plan shall be administered by a Committee consisting of at least three members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan who are “outside directors” within the meaning of Section 162(m).

3.2 Powers of the Committee. The Committee shall have the sole authority to establish and administer the Business Criteria and Performance Target(s) and the responsibility of determining from among the Executives those persons who will participate in and receive Awards under the Plan and, subject to the terms of the Plan, the amount or Shares under such Awards, and the time or times at which and the form and manner in which Awards will be paid (which may include elective or

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

mandatory deferral alternatives) and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan except as otherwise provided herein) and any agreement or other document relating to any Awards under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto.

3.3 Requisite Action. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

3.4 Express Authority (and Limitations on Authority) to Change Terms and Conditions of Awards; Acceleration or Deferral of Payment. Without limiting the Committee’s authority under other provisions of the Plan, but subject to any express limitations of the Plan and compliance with Section 162(m) and Section 409A, the Committee shall have the authority to accelerate payment of an Award (after the attainment of the applicable Performance Target(s)) that is not treated as deferred compensation subject to Section 409A and to waive restrictive conditions for an Award, in such circumstances as the Committee deems appropriate. In the case of any acceleration of an Award after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to Moody’s Average Corporate Bond Yield for the month preceding the month in which such acceleration occurs (or such other rate of interest that is deemed to constitute a “reasonable rate of interest” for purposes of Section 162(m)). Any deferred payment shall also be subject to Section 4.9 and, if applicable, Section 4.10. In addition, and notwithstanding anything elsewhere in the Plan to the contrary, the Committee shall have the authority to provide under the terms of an Award that payment or vesting shall be accelerated upon the death or disability of a Participant, a change in control of the Company, or upon termination of the Participant’s employment without cause or as a constructive termination, as and in the manner provided by the Committee, and subject to such provision not causing the Award to fail to satisfy the requirements for performance-based compensation under Section 162(m) generally; provided, however, that to the extent any such award is deferred compensation subject to the provisions of Section 409A, no such acceleration shall occur unless it occurs pursuant to the terms of the Award as initially established (or as otherwise permitted under Section 409A) and the event upon which such acceleration occurs is a permissible distribution event under Section 409A.

Section 4. Bonus Awards

4.1 Provision for Bonus. Each Participant may receive a Bonus if the Performance Target(s) established by the Committee, relative to the applicable Business Criteria, are attained in the applicable Performance Period established by the Committee. The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m). Notwithstanding the fact that the Performance Target(s) have been attained, the Company may pay a Bonus of less than the amount determined by the formula or standard established pursuant to Section 4.2 or may pay no Bonus at all, unless the Committee otherwise expressly provides by written contract or other written commitment.

4.2 Selection of Performance Target(s). The specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m). The Performance Target(s) with respect to any Performance Period may be established on a cumulative basis or in the alternative, and may be established on a stand-alone basis with respect to the Company or on

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

a relative basis with respect to any peer companies or index selected by the Committee. At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, and for any person who may become a Participant after the Performance Target(s) are set, the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the Performance Target(s) are attained, subject to Sections 4.1, 4.3, 4.7, 6.1 and 6.7. The objective formula or standard shall preclude the use of discretion to increase the amount of any Bonus earned pursuant to the terms of the Award.

4.3 Maximum Annual Bonuses. Notwithstanding any other provision hereof, (i) the aggregate amount that may be payable as Bonuses to all Executives in respect of any Year shall not exceed $55 million and (ii) the maximum amount that may be payable to any single Executive for any one Year shall not exceed 50% of the maximum aggregate amount payable to all Executives under subclause (i). The foregoing limits shall be subject to adjustments consistent with Section 3.4 in the event of acceleration or deferral.

4.4 Selection of Participants. For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those Executives who will participate in the Plan. At the time that the Committee establishes the applicable Performance Targets for any Year, the Committee shall also specify, subject to the limitation specified in subclause (ii) of Section 4.3, the maximum individual amount payable to each Executive for such Year such that the aggregate amounts potentially payable to all such Executives for such Year shall not exceed the aggregate maximum amount that may be payable to all such Executives for such Year under subclause (i) of Section 4.3.

4.5 Effect of Mid-Year Commencement of Service; Termination of Employment. To the extent compatible with Sections 4.2 and 6.7, if services as an Executive commence after the adoption of the Plan and the

Performance Target(s) are established for a Performance Period, the Committee may grant a Bonus that is proportionately adjusted based on the period of actual service during the Year; the amount of any Bonus paid to such person shall not exceed that proportionate amount of the applicable maximum individual bonus that could have been payable under Section 4.3 and Section 4.4 to the Executive who, in the judgment of the Committee, such person replaces as a covered employee under Section 162(m) for such Year. In the event of the termination of employment of a Participant prior to the payment of a Bonus, the Participant shall not be entitled to any payment in respect of the Bonus, unless otherwise expressly provided by the terms of the Awards or other written contract with the Company.

4.6 Adjustments. To preserve the intended incentives and benefits of an Award based on Adjusted Aggregate Segment Operating Margin, Adjusted Cash Flow, Adjusted EBITDA, Adjusted EPS, Adjusted Financial Statement Objectives, Adjusted Net Income, Adjusted Return on Assets or Adjusted Return on Equity, the Committee shall apply the objective formula or standard with respect to the applicable Performance Target in a manner that shall eliminate, in whole or in part, in such manner as is specified by the Committee, the effects of the following : (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (ii) the gain, loss, income or expense reported by the Company in its public filings with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence, and (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part. The Committee may, however, provide at the time the Performance Targets are established that one or more of the foregoing adjustments will not be made as to a specific Award. In addition, the Committee may determine at the time the Performance Targets are established that other adjustments shall apply to the objective formula or standard with respect to the applicable Performance Target to take into account, in whole

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

or in part, in any manner specified by the Committee, any one or more of the following with respect to the Performance Period: (a) gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation, (b) the impact of impairment of tangible or intangible assets, (c) the impact of restructuring activities, including but not limited to reductions in force, that are reported in the Company’s public filings covering the Performance Period and (d) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. Each of the adjustments described in this Section 4.6 may relate to the Company as a whole or any part of the Company’s business or operations, as determined by the Committee at the time the Performance Targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. In addition to the foregoing, the Committee shall adjust any Business Criteria, Performance Targets or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any Shares, to reflect a change in the Company’s capitalization, such as a stock split or dividend, or a corporate transaction, such as a merger, consolidation, separation (including a spin-off or other distribution of stock or property), or a reorganization of the Company.

4.7 Committee Discretion to Determine Bonuses. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant’s Bonus shall be calculated (in accordance with Sections 4.1 and 4.2), whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Bonuses (including but not limited to the achievement of other finan-

cial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. Except as provided in Section 3.4, the Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2, 4.3, 4.4 or 4.5 of the Plan or award a Bonus under this Plan if the applicable Performance Target(s) have not been satisfied.

4.8 Committee Certification. No Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Target(s) and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied. Unless the Committee is otherwise prevented from doing so under circumstances where such a delay would be permitted under Section 409A, in the case of any award the payment of which is designed to be treated as a short-term deferral within the meaning of Section 409A of the Code, the Committee shall use its reasonable best commercial efforts to meet to consider certification of the attainment of the Performance Target(s) to permit the payment of any amount determined to be payable within the requisite period to qualify as such a short-term deferral.

4.9 Time of Payment; Deferred Amounts. Any Bonuses granted by the Committee under the Plan shall be paid as soon as practicable following the Committee’s determinations under this Section 4 and the certification of the Committee’s findings under Section 4.8, but in the case of any Bonuses designed not to be deferred compensation within the meaning of Section 409A of the Code, not later than the latest date at which such Bonuses would still qualify for the exemption from Section 409A applicable to short-term deferrals. Any such payment shall be in cash or cash equivalent or in such other form of equal value on such payment date

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

(including Shares or share equivalents as contemplated by Section 4.10) as the Committee may approve or require, subject to applicable withholding requirements and, if applicable, Section 4.10. Notwithstanding the foregoing, the Committee, in its sole discretion (but subject to compliance with Section 162(m) and the applicable provisions of Section 409A and to any prior written commitments and to any conditions consistent with Sections 3.4, 4.3, 4.10 and 6.7 that it deems appropriate), may defer the payout or vesting of any Bonus and/or provide to Participants the opportunity to elect to defer the payment of any Bonus under a nonqualified deferred compensation plan and as contemplated by Section 4.10. Any action by the Committee or any election made by an Executive to defer payment of any Bonus shall be made not later than the date(s) required to avoid the acceleration of income and the imposition of an additional rate of tax under Section 409A. In the case of any deferred payment of a Bonus after the attainment of the applicable Performance Target(s), any amount in excess of the amount otherwise payable shall be based on either Moody’s Average Corporate Bond Yield (or such other rate of interest that is deemed to constitute a “reasonable rate of interest” for purposes of Section 162(m)) over the deferral period or the return over the deferral period of one or more predetermined actual investments (including Shares) such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s), unless the alternative deferred payment is otherwise exempt from the limitations under Section 162(m).

4.10 Share Payouts of Bonus. Any Shares payable under a Bonus shall be pursuant to a combined Award under the Plan and the Stock Plan. The number of Shares or stock units (or similar deferred award representing a right to receive Shares) awarded in lieu of all or any portion of a Bonus shall be equal to the largest whole number of Shares which have an aggregate fair market value no greater than the amount of cash otherwise payable as of the date the cash payment of the Bonus would have been made. For this purpose, “fair market value” shall mean the average of the high and low prices of the Shares on such date. Any such Shares, stock units (or similar rights) shall thereafter be subject to adjustments for changes in corporate capitalization as provided in the Stock Plan. Dividend equivalent rights thereafter earned may be accrued and payable in additional stock units, cash or Shares or any combination thereof, as determined by the Committee at or prior to the time at which an Executive attains a legally binding right to the underlying Award. Notwithstanding anything else in this Section 4.10 to the contrary, any election to defer the time at which any payment is made in respect of any Bonus shall be intended to satisfy the applicable requirements of Section 409A, including, but not limited to, the provisions related to the timing of initial deferral elections (including the special rules in respect of performance based compensation) and any subsequent deferral elections.

Section 5. Restricted Stock and Units

5.1. Awards. The Committee may grant Awards under the Plan in the form of Restricted Stock or Restricted Units, which shall become vested or payable based upon the achievement of Performance Target(s) established by the Committee and upon the continued employment of the Participant for such period or periods as the Committee shall specify. The selection of Participants, Business Criteria, Performance Targets and Performance Period and other terms and conditions of the Award shall be established and administered by the Committee on the same basis as provided for Bonus Awards under Section 4 hereof (other than Sections 4.3 and 4.4 hereof), except as the context otherwise requires. Any Shares subject to a Restricted Stock Award or distributed to a Participant under a Restricted Unit Award shall be pursuant to a combined Award under the Plan and Stock Plan, and shall be subject to adjustments for changes in corporate capitalization as provided in the Stock Plan. Unless otherwise provided by the Committee, any dividends, distributions and equivalent rights payable with respect to Restricted Stock or Restricted Units shall be subject to the same vesting or payment conditions established pursuant

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

to the Award. Notwithstanding the fact that Performance Targets have been attained with respect to any Award in the form of Restricted Stock or Restricted Units, the Committee may reduce the amount vesting or payable, or eliminate vesting or payment, unless the Committee otherwise expressly provides by written contract or other written commitment.

5.2 Maximum Awards. The maximum number of Shares or share units that may be subject to Restricted Stock and/or Restricted Units granted to any one Participant during any consecutive five Years shall be limited to 2,500,000 Shares, subject to adjustment to reflect changes in corporate capitalization in the same manner as provided in the Stock Plan. An Award of Restricted Stock or Restricted Units shall not affect the Participant’s maximum Bonus Award under Sections 4.3 and 4.4, and the provisions of Sections 4.3 and 4.4 shall not apply to Awards under this Section 5.

Section 6. General Provisions

6.1 No Right to Awards or Continued Employment. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 6.1, any predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan shall be held or construed to confer upon any person any legal right to receive, or any interest in, an Award or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise. Nothing in this Section 6.1, however, is intended to adversely affect any express independent right of any person under a separate employment agreement. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Target(s) have been attained and/or the individual maximum amounts hereunder have been calculated, the Company shall have no obligation to pay any Bonus hereunder nor to pay the maximum amount so calculated or any prorated amount based on service during the period, unless the Committee otherwise expressly provides by written contract or other written commitment.

6.2 Discretion of Company, Board of Directors and Committee. Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

6.3 No Funding of Plan. The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participant or former Participant shall be no greater than those of a general unsecured creditor or shareholder of the Company, as the case may be.

6.4 Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 6.4 shall not apply to an assignment of a contingency or payment due (i) after the death of an Participant to the deceased Participant’s legal representative or beneficiary or (ii) after the disability of a Participant to the disabled Participant’s personal representative.

6.5 Law to Govern. All questions pertaining to the construction, regulation, validity and

The Walt Disney Company Notice of 2008 Annual Meeting and Proxy Statement

effect of the provisions of the Plan shall be determined in accordance with the laws of the State of California.

6.6 Non-Exclusivity. The Plan does not limit the authority of the Company, the Board or the Committee, or any subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority, including, without limitation, the issuance of restricted stock or restricted stock units or any other awards under the Stock Plan.

6.7 Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and Awards made hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. As and to the extent provided under Section 162(m), the material terms of the performance criteria under the Plan must be re-approved by the Company’s shareholders no later than the 2013 annual meeting of shareholders if the Company intends that the Plan continue to meet the requirements for “performance-based compensation” under Section 162(m) for Awards made following the date of such annual meeting. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Bonus intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

Section 7. Amendments, Suspension or Termination of Plan

The Board of Directors or the Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment shall be effective without

Board of Directors and/or shareholder approval if such approval is necessary to comply with the applicable provisions of Section 162(m). To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all award agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an award agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such changes to the Plan or an award agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. Notwithstanding the foregoing or anything elsewhere in the Plan or an award agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code in respect of Awards that are deferred compensation for purposes of such Section 409A, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant’s separation from service (or such other period as required to comply with Section 409A).

Proxy Card — General

Annual Meeting of Shareholders – To Be Held March 6, 2008

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) THOMAS O. STAGGS, ALAN N. BRAVERMAN and ROGER J. PATTERSON, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Walt Disney Company that the undersigned would be entitled to cast if personally present at the 2008 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; FOR PROPOSALS 2, 3 AND 4; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT WAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please date and sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

(Continued and to be marked, dated and signed, on the other side)

Address Change (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Sign Up Today For Electronic Delivery

Email delivery of your shareholder materials is efficient, environmentally friendly, and reduces Disney’s printing and postage costs. Sign up today at

www.disneyshareholder.com or by calling 818.553.7200.

You can access, view and download this year’s Annual Report and Proxy Statement at The Walt Disney Company Investor Relations website at www.disney.com/investors

Please Mark Here for Address Change ☐ SEE REVERSE SIDE
THE BOARD RECOMMENDS A VOTE FOR ALL DIRECTORS AND FOR ITEMS 2, 3 AND 4.
(1) Election of Directors.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(01) Susan E. Arnold	☐	☐	☐	(07) Fred H. Langhammer	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(02) John E. Bryson	☐	☐	☐	(08) Aylwin B. Lewis	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(03) John S. Chen	☐	☐	☐	(09) Monica C. Lozano	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(04) Judith L. Estrin	☐	☐	☐	(10) Robert W. Matschullar	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(05) Robert A. Iger	☐	☐	☐	(11) John E. Pepper, Jr.	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(06) Steven P. Jobs	☐	☐	☐	(12) Orin C. Smith	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(2) To ratify the appointment of Pricewaterhouse-Coopers LLP as the Company’s registered public accountants for 2008.	☐	☐	☐	(3) To approve the Amendment to the Amended and Restated 2005 Stock Incentive Plan.	☐	☐	☐

					FOR	AGAINST	ABSTAIN
				(4) To approve the terms of the Amended and Restated 2002 Executive Performance Plan.	☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù    FOLD AND DETACH HERE    Ù

Vote 24 Hours a Day, 7 Days a Week by Internet or Telephone or Mail.

Internet and telephone voting is available until 11:59 p.m. Eastern Standard Time on March 5, 2008. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned the proxy card.

Internet http://www.proxyvoting.com/dis Use the Internet to vote your proxy. Have proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have proxy card in hand when you call.	OR	Mail Mark, sign and date the proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card.

You can access, view and download this year’s Annual Report and Proxy Statement at the

The Walt Disney Company Investor Relations website at www.disney.com/investors.

Annual Meeting of Shareholders

If you plan to attend the meeting on March 6, 2008, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than February 29, 2008. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Confirmation of tickets and identification on the meeting date will begin at 8:00 a.m., seating will begin at 9:00 a.m., and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Proxy Card — Household Election

Annual Meeting of Shareholders – To Be Held March 6, 2008

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) THOMAS O. STAGGS, ALAN N. BRAVERMAN and ROGER J. PATTERSON, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Walt Disney Company that the undersigned would be entitled to cast if personally present at the 2008 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; FOR PROPOSALS 2, 3 AND 4; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please date and sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

(Continued and to be marked, dated and signed, on the other side)

Address Change (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Sign Up Today For Electronic Delivery

Email delivery of your shareholder materials is efficient, environmentally friendly, and reduces Disney’s printing and postage costs. Sign up today at

www.disneyshareholder.com or by calling 818.553.7200.

You can access, view and download this year’s Annual Report and Proxy Statement at The Walt Disney Company Investor Relations website at www.disney.com/investors

Please Mark Here for Address Change ☐ SEE REVERSE SIDE
THE BOARD RECOMMENDS A VOTE FOR ALL DIRECTORS AND FOR ITEMS 2, 3 AND 4.

(1) Election of Directors.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(01) Susan E. Arnold	☐	☐	☐	(07) Fred H. Langhammer	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(02) John E. Bryson	☐	☐	☐	(08) Aylwin B. Lewis	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(03) John S. Chen	☐	☐	☐	(09) Monica C. Lozano	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(04) Judith L. Estrin	☐	☐	☐	(10) Robert W. Matschullar	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(05) Robert A. Iger	☐	☐	☐	(11) John E. Pepper, Jr.	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(06) Steven P. Jobs	☐	☐	☐	(12) Orin C. Smith	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(2) To ratify the appointment of Pricewaterhouse-Coopers LLP as the Company’s registered public accountants for 2008.	☐	☐	☐	(3) To approve the Amendment to the Amended and Restated 2005 Stock Incentive Plan.	☐	☐	☐

					FOR	AGAINST	ABSTAIN
				(4) To approve the terms of the Amended and Restated 2002 Executive Performance Plan.	☐	☐	☐

HOUSEHOLDING ELECTION If you wish to receive separate mailings for multiple accounts at the same address, please check the box to the right. ☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

Vote 24 Hours a Day, 7 Days a Week by Internet or Telephone or Mail.

Internet and telephone voting is available until 11:59 p.m. Eastern Standard Time on March 5, 2008. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned the proxy card.

Internet http://www.proxyvoting.com/dis Use the Internet to vote your proxy. Have proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have proxy card in hand when you call.	OR	Mail Mark, sign and date the proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card.

You can access, view and download this year’s Annual Report and Proxy Statement at the

The Walt Disney Company Investor Relations website at www.disney.com/investors.

Annual Meeting of Shareholders

If you plan to attend the meeting on March 6, 2008, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than February 29, 2008. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Confirmation of tickets and identification on the meeting date will begin at 8:00 a.m., seating will begin at 9:00 a.m., and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Proxy Card — Employee Plans

Annual Meeting of Shareholders – To Be Held March 6, 2008

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

This proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on all matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any 401(k) savings plan of the Company or its subsidiaries (the “Plans”). Shares in each of the Plans for which voting instructions are not received by March 3, 2008, or if no choice is specified, will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants of the Plan. Your voting instructions will be kept confidential by the trustee.

Please date and sign exactly as your name appears on the form and mail the proxy promptly.

(Continued and to be marked, dated and signed, on the other side)

Address Change (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

You can access, view and download this year’s Annual Report and Proxy Statement at The Walt Disney Company Investor Relations website at www.disney.com/investors

Please Mark Here for Address Change ☐ SEE REVERSE SIDE
THE BOARD RECOMMENDS A VOTE FOR ALL DIRECTORS AND FOR ITEMS 2, 3 AND 4.
(1) Election of Directors.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(01) Susan E. Arnold	☐	☐	☐	(07) Fred H. Langhammer	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(02) John E. Bryson	☐	☐	☐	(08) Aylwin B. Lewis	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(03) John S. Chen	☐	☐	☐	(09) Monica C. Lozano	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(04) Judith L. Estrin	☐	☐	☐	(10) Robert W. Matschullar	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(05) Robert A. Iger	☐	☐	☐	(11) John E. Pepper, Jr.	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(06) Steven P. Jobs	☐	☐	☐	(12) Orin C. Smith	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
(2) To ratify the appointment of Pricewaterhouse-Coopers LLP as the Company’s registered public accountants for 2008.	☐	☐	☐	(3) To approve the Amendment to the Amended and Restated 2005 Stock Incentive Plan.	☐	☐	☐

					FOR	AGAINST	ABSTAIN
				(4) To approve the terms of the Amended and Restated 2002 Executive Performance Plan.	☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

Vote 24 Hours a Day, 7 Days a Week by Internet or Telephone or Mail.

Internet and telephone voting is available until 11:59 p.m. Eastern Standard Time on March 3, 2008. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned the proxy card.

Internet http://www.proxyvoting.com/dis1 Use the Internet to vote your proxy. Have proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have proxy card in hand when you call.	OR	Mail Mark, sign and date the proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card.

You can access, view and download this year’s Annual Report and Proxy Statement at the

The Walt Disney Company Investor Relations website at www.disney.com/investors.

Annual Meeting of Shareholders

If you plan to attend the meeting on March 6, 2008, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than February 29, 2008. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Confirmation of tickets and identification on the meeting date will begin at 8:00 a.m., seating will begin at 9:00 a.m., and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.